CREDIT AGREEMENT

                                     among

                    SAFETY COMPONENTS INTERNATIONAL, INC.,

                                 (as Borrower)


               AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL, INC.,

                        (as Borrower and as Guarantor)


                                 GALION, INC.,

                        (as Borrower and as Guarantor)

                                      and

                            VALENTEC SYSTEMS, INC.,

                        (as Borrower and as Guarantor)

                                      and

                              CITICORP USA, INC.,

                                   as Lender



                          Dated as of March 15, 1996





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ARTICLE 1.  DEFINITIONS..................................................  1
         1.1.       General Definitions..................................  1
         1.2.       Accounting Terms and Determinations.................. 13
         1.3.       Other Definitional Terms............................. 13

ARTICLE 2.  CONDITIONS PRECEDENT......................................... 14
         2.1.       Conditions to Initial Extension of Credit............ 14
         2.2.       Conditions to Each Extension of Credit............... 18
         2.3.       Post-Closing Condition............................... 18

ARTICLE 3.  FACILITY..................................................... 18
         3.1.       The Loans............................................ 18
         3.2.       The Letters of Credit................................ 19
         3.3.       The Loan Account..................................... 21
         3.4.       Monthly Statement of Account......................... 21

ARTICLE 4.          PREPAYMENTS; PAYMENTS................................ 21
         4.1.       Repayment............................................ 21
         4.2.       Method and Place of Payment.......................... 21
         4.3.       Net Payments......................................... 22

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES............................... 22
         5.1.       Good Standing; Qualified to do Business.............. 22
         5.2.       Solvency............................................. 22
         5.3.       Collateral........................................... 23
         5.4.       Due Authorization and Execution; No Violations....... 23
         5.5.       No Consent Necessary................................. 23
         5.6.       Binding Obligations.................................. 24
         5.7.       Principal Place of Business.......................... 24
         5.8.       Subsidiaries......................................... 24
         5.9.       No Judgments, Litigation............................. 24
         5.10.      No Defaults.......................................... 24
         5.11.      Compliance with Statutes............................. 24
         5.12.      No Material Adverse Effect........................... 24
         5.13.      No Employee Controversies............................ 24
         5.14.      ERISA................................................ 25
         5.15.      Environmental, Safety and Health Matters............. 26
         5.16.      Trademarks, Trade Names, Patents..................... 26
         5.17.      Material Licenses.................................... 26
         5.18.      Properties........................................... 27
         5.19.      Labor Matters........................................ 27
         5.20.      Not an Investment Company............................ 27
         5.21.      No Events of Default................................. 27
         5.22.      No Brokers........................................... 27
         5.23.      No Taxes............................................. 28






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                                                                        Page
                                                                        ----

         5.24.      Financial Statements................................. 28
         5.25.      Leases of Real Property.............................. 29
         5.26.      Material Contracts................................... 29
         5.27.      Investments.......................................... 29
         5.28.      Patents, Trademarks, Copyrights...................... 29
         5.29.      Federal Regulation................................... 29
         5.30.      No Misrepresentations................................ 29

ARTICLE 6.  AFFIRMATIVE COVENANTS........................................ 30
         6.1.       Financial and Collateral Reporting................... 30
         6.2.       Corporate Existence, etc............................. 31
         6.3.       Notice to the Lender................................. 32
         6.4.       Compliance with Laws................................. 32
         6.5.       Compliance with Environmental, Safety and
                    Health Regulations................................... 32
         6.6.       ERISA................................................ 33
         6.7.       Maintenance of Corporate Books and Records........... 33
         6.8.       Listing of Common Stock.............................. 34
         6.9.       Maintenance of Properties............................ 34
         6.10.      Insurance............................................ 34
         6.11.      Taxes................................................ 34
         6.12.      Use of Loan Proceeds................................. 35
         6.13.      Performance Under Credit Documents .................. 35
         6.14.      Compliance with Terms of Leaseholds.................. 35
         6.15.      Performance of Material Contracts.................... 35
         6.16.      Additional Security.................................. 35
         6.17.      Further Assurances................................... 36

ARTICLE 7.  NEGATIVE COVENANTS........................................... 36
         7.1.       No Encumbrances...................................... 36
         7.2.       No Indebtedness...................................... 37
         7.3.       No Transfer of Assets................................ 37
         7.4.       No Change in Corporate Structure, etc................ 37
         7.5.       No Dividends, etc. for Subsidiaries.................. 37
         7.6.       No Loans or Investments.............................. 38
         7.7.       No Transactions with Affiliates...................... 38
         7.8.       [Intentionally Blank]................................ 38
         7.9.       No Charter Amendments................................ 38
         7.10.      No Accounting Changes................................ 38
         7.11.      No Payments of Debt.................................. 39
         7.12.      No Amendment of Material Contracts................... 39
         7.13.      No Equity Issuance................................... 39
         7.14.      ERISA................................................ 39


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                                                                        Page
                                                                        ----

ARTICLE 8.  FINANCIAL COVENANTS.......................................... 40
         8.1.       Tangible Net Worth................................... 40
         8.2.       Current Ratio........................................ 41
         8.3.       Interest Coverage Ratio.............................. 42
         8.4.       Leverage Ratio....................................... 43
         8.5.       Fixed Charge Coverage Ratio.......................... 44
         8.6.       Minimum EBITDA....................................... 45
         8.7.       Consolidated Minimum EBITDA.......................... 45
         8.8.       Capital Expenditures ................................ 45
         8.9.       Minimum Cash......................................... 45

ARTICLE 9.  INTEREST, FEES AND EXPENSES.................................. 46
         9.1.       Interest on Loans.................................... 46
         9.2.       Default Interest..................................... 46
         9.3.       Closing Fee.......................................... 46
         9.4.       Facility Fee......................................... 46
         9.5.       Payment of Expenses.................................. 46
         9.6.       Gross-up of Interest................................. 46
         9.7.       Illegality........................................... 47

ARTICLE 10.  EVENTS OF DEFAULT........................................... 47
         10.1.      Events of Default.................................... 47
         10.2.      Acceleration of the Loans; Termination............... 50

ARTICLE 11.  TERMINATION................................................. 50

ARTICLE 12.  GUARANTIES...................................................50
         12.1.      Guarantees........................................... 50
         12.2.      Obligations Unconditional............................ 51
         12.3.      Reinstatement........................................ 51
         12.4.      Subrogation.......................................... 52
         12.5.      Remedies............................................. 52
         12.6.      Continuing Guarantee................................. 52
         12.7.      Guarantee Obligations................................ 52
         12.8.      Execution, Delivery and Performance of Guaranty.......52
         12.9.      Representations and Warranties........................53
         12.10.     Covenants.............................................53
         12.11.     Collateral Document...................................53

ARTICLE 13.  GENERAL PROVISIONS.......................................... 53
         13.1.      Waiver of Due Diligence, Demand and Protest.......... 53
         13.2.      Notices.............................................. 53
         13.3.      Assignments and Participations....................... 54
         13.4.      Confidentiality:  Exchange of Information............ 54

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                                                                        Page
                                                                        ----

         13.5.      Indemnification...................................... 54
         13.6.      Integration; Amendments; Binding Effect.............. 55
         13.7.      Counterparts......................................... 55
         13.8.      Severability......................................... 55
         13.9.      Headings Descriptive................................. 55
         13.10.     Maximum Rate......................................... 56
         13.11.     Right of Setoff...................................... 56
         13.12.     Waiver of Rights..................................... 56
         13.13.     Governing Law........................................ 57
         13.14.     Venue; Service of Process............................ 57


SCHEDULES

         Schedule 1                 Existing Debt
         Schedule 2                 Existing Liens
         Schedule 5.5               Consents
         Schedule 5.8               Subsidiaries
         Schedule 5.14              ERISA
         Schedule 5.15              Environmental, Safety and Health Matters
         Schedule 5.25              Leases
         Schedule 5.26              List of Material Contracts
         Schedule 5.27              Investments
         Schedule 5.28              Patents, Trademarks, Copyrights


EXHIBITS

         Exhibit A-Form of Note
         Exhibit B-Form of Borrowing Notice
         Exhibit C-Form of Blocked Account Agreement
         Exhibit D-Form of Pledge and Security Agreement Exhibit E-Form of Opinion of Shereff, Friedman, Hoffman & Goodman, LLP Exhibit F-Form of Opinion of government contract counsel Exhibit G-Form of Opinion of Ohio counsel Exhibit H-Form of Assignment of Claims Form Exhibit I-Form of Assignment Agreement


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                  CREDIT AGREEMENT dated as of March 15, 1996 among SAFETY
COMPONENTS INTERNATIONAL, INC., AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL, INC., GALION, INC. and VALENTEC SYSTEMS, INC. (each in its capacity as a "Borrower" and collectively, the "Borrowers") and AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL, INC., GALION, INC., and VALENTEC SYSTEMS, INC. (each in its capacity as a "Guarantor" and collectively the "Guarantors") and CITICORP USA, INC., a Delaware corporation (the "Lender"), with offices located at 153 East 53rd Street, New York, New York 10022.

                  WHEREAS, SCI and its Subsidiaries are engaged as an integrated group in the business of manufacturing automotive airbags and ordnance components, and furnishing the required supplies, services, equipment, credit and other facilities for such integrated operation. The integrated operation requires financing on such basis that credit supplied to any Borrower may be made available from time to time to the other Borrowers and/or any Foreign Subsidiary, as required for the continued successful operation of SCI and the Subsidiaries separately, and the integrated operation as a whole. In that connection, the Borrowers have requested that the Lender extend credit to the Borrowers (to be made available to the Foreign Subsidiaries only as provided in Section 7.6 herein) in an aggregate principal amount not exceeding $10,000,000 to finance the operations of the Borrowers and the Foreign Subsidiaries and to refinance certain existing debt, and for other general corporate purposes; and

                  WHEREAS, to induce the Lender to extend such credit, the Borrowers propose to enter into this Credit Agreement with the Lender pursuant to which the Lender will make loans and issue letters of credit to the Borrowers, each Guarantor will guarantee the credit so extended to the Borrowers and certain of the Borrowers will execute and deliver mortgages, pledges and security agreements providing for security interests and liens to be granted by such Borrowers on certain of their assets as collateral security for the obligations of the Borrowers to the Lender hereunder, all as more particularly described herein or in such Collateral Documents. Each Borrower (as a Borrower and if applicable as a Guarantor) and Foreign Subsidiary shall derive benefit, directly or indirectly, from the credit so extended to the Borrowers, both in its separate capacity and as a member of the integrated group, since the successful operation of each Borrower and each Foreign Subsidiary is dependent on the continued successful performance of the integrated group as a whole.

                  Accordingly, the parties hereto agree as follows:

ARTICLE 1.  DEFINITIONS.

         1.1. General Definitions. As used herein, the following terms shall have the following meanings, and shall be equally applicable to both the singular and plural forms of the terms defined:






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                      Affiliate of a Person shall mean any entity which
         directly or indirectly controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise.

                      Assignment Agreement shall mean the Assignment Agreement dated the date hereof and substantially in the form of Exhibit I hereto.

                      Assignment of Claims Form shall mean the Assignment of Monies Due and To Become Due dated the date hereof and substantially in form of Exhibit H hereto, together with all related notices and attachments.

                      Available Amount of any Letter of Credit shall mean, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                      Base Rate shall mean a fluctuating interest rate per annum which shall at all times be equal to the higher of (a) the rate of interest announced publicly by Citibank, N.A. (hereinafter referred to as the "Bank") in New York, New York, from time to time, as the Bank's base rate; or (b) the sum (adjusted to the nearest 1/4 of 1.00% or, if there is no nearest 1/4 of 1.00%, to the next higher 1/4 of 1.00%) of (i) 1/2 of 1.00% per annum, plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Bank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Bank from three New York certificate of deposit dealers of nationally recognized standing selected by the Bank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for the Bank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by the Bank for determining the then current annual assessment payable by the Bank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of the Bank in the United States.

                      Blocked Account Agreement shall mean the Blocked Account Agreement of even date herewith among the Borrowers, CoreStates, Bank N.A. and the Lender, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Lender.


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                      Borrower shall mean SCI, SCI Automotive, Galion or SCI
         Valentec, and Borrowers shall mean each of SCI, SCI Automotive, Galion and SCI Valentec, provided. that any reference in this Agreement to any Borrower (other than SCI) shall where the context so requires or admits, but without duplication, be a reference to such Person as a Borrower and as a Guarantor hereunder.

                      Borrowing Notice shall mean the Borrowing Notice substantially in the form of Exhibit B.

                      Business Day shall mean any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required by law to be closed.
                      Capital Expenditures shall mean, for any period, the sum of all expenditures whether financed or paid in cash during such period to acquire or construct equipment, fixed assets or real property or to acquire renewals thereof, improvements thereto or replacements or substitutions therefor.

                      Closing Date shall mean the date on which the initial extension of credit hereunder is made.

                      Code shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and the regulations promulgated and rulings issued thereunder.

                      Collateral shall mean, collectively, all "Collateral" as defined in the Pledge and Security Agreement and all property mortgaged pursuant to the Mortgage.

                      Collateral Documents shall mean the Pledge and Security Agreement, the Mortgage, the Blocked Account Agreement, the Guaranty, the Assignment Agreement and any other agreements that create or purport to create a Lien in favor of the Lender.

                      Commitment shall mean the obligation of the Lender to make Loans to the Borrowers in an aggregate amount not to exceed at any time $10,000,000, as the same may be reduced from time to time pursuant to this Credit Agreement.

                      Commitment Letter shall mean the commitment letter dated May 18, 1995, from the Lender to SCI as extended through March 15, 1996.

                      Compliance Certificate shall have the meaning ascribed to it in Section 6.1(f).

                      Congress Debt shall mean the debt due to Congress Financial Corporation (Western) pursuant to the Accounts Financing Agreement [Security Agreement] dated July 14, 1994.

                      Credit Agreement shall mean this credit agreement, as the same may be amended, supplemented or otherwise modified from time to time.


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                      Credit Documents shall mean, collectively, this Credit
         Agreement, the Letter of Credit Documents, the Collateral Documents and all other documents, agreements, certificates, instruments and opinions executed and delivered in connection herewith or therewith, as the same may be amended, supplemented or otherwise modified from time to time.

                      Current Assets for any Person at any date shall mean such Person's current assets, as determined as of such date on a consolidated basis and in accordance with GAAP, including cash, trade receivables, inventory, pre-paid expenses and marketable securities and other short-term investments.

                      Current Liabilities for any Person at any date shall mean such Person's current liabilities, as determined as of such date on a consolidated basis and in accordance with GAAP, including bank borrowings and other liabilities due within one year, trade payables and accrued expenses.

                      Debt of any Person shall mean, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable not overdue arising in the ordinary course of business; (d) all obligations of such Person as lessee or guarantor under leases of real or personal property that would, in conformity with GAAP, appear on a balance sheet of such Person as capital leases; (e) all obligations or liabilities of others secured by a Lien on any asset owned by such Person, whether or not such obligations or liabilities are assumed; (f) all obligations of such Person, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; (g) all obligations, direct or indirect, contingent or otherwise, of such Person with respect to obligations or liabilities of another Person, including without limitation guaranties and endorsements; and (h) other than trade account payables of such Person not overdue arising in the ordinary course of business, all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date Debt of such Person is to be determined. As used in this definition, "obligations" includes, but is not limited to, principal, interest, fees and charges.

                      EBITDA shall mean, for any Person for any period (all as determined on a consolidated basis in accordance with GAAP), net income of such Person in such period plus income taxes, depreciation and amortization for such Person in such period plus other noncash charges of such Person in such period plus Interest Expense owing in respect of Permitted Indebtedness of such Person in such period (excluding intercompany items among the Borrowers and their respective Subsidiaries) plus extraordinary or unusual non-cash expenses of such Person in such period minus extraordinary or unusual income of such Person in such period.

                      Environmental Laws shall mean any and all federal, state, local or foreign statutes, laws, regulations, ordinances, codes, licenses and permits now or hereafter in effect relating to hazardous or toxic substances or related material or to other


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         environmental matters, including, without limitation, the Clean Air
         Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act and the Toxic Substances Control Act, in each case as may amended from time to time.

                      Equity Issuance shall mean (a) any issuance or sale by any Person after the Closing Date of (i) any capital stock, (ii) any warrants, options or other rights exercisable in respect of capital stock or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in or of such Person or (b) the receipt by any Person after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by such Person).

                      ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Credit Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor, and applicable regulations thereunder.

                      ERISA Affiliate shall mean any entity, whether or not incorporated, which is under common control or would be considered a single employer with any of the Obligors within the meaning of
         Section 414(b), (c) or (m) of the Code and regulations promulgated under those sections or within the meaning of section 4001(b) of ERISA.

                      Event of Default shall mean any event specified in
         Article 10 of this Credit Agreement.

                      Existing Debt shall mean the Debt listed on Schedule 1.

                      Expenses shall mean all of the Lender's costs and expenses incurred at any time and from time to time in connection with the Credit Documents, whether incurred heretofore or hereafter, which shall include, without limitation, (a) all reasonable costs and expenses of the Lender in connection with the preparation, closing, execution, delivery, administration, modification and amendment of the Credit Documents, (b) all reasonable due diligence, collateral evaluation and review, syndication, station, computer, duplication, travel, appraisal, audit, environmental, consultant, investigation, search, filing and recording fees and expenses; (c) the reasonable fees, costs and expenses of legal and other advisers engaged at any time by the Lender in connection with the negotiation, documentation, execution, closing, delivery, enforcement or any other aspect of this Credit Agreement, the other Credit Documents or any of the transactions contemplated herein or therein; (d) the administration of the credit facility hereunder; (e) the exercise of any of the Lender's rights hereunder; (f) the fees charged by the Lender's field examiners in connection with the Lender's periodic examination of the Borrowers' or any of their Subsidiaries' facilities, books and records and Collateral, and preparing environmental reports and audits; (g) all costs and expenses incurred by the Lender in opening bank accounts, depositing checks, receiving and transferring funds, and any


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         charges imposed on the Lender due to "insufficient funds" of deposited checks and the Lender's standard fee relating thereto; (h) costs, fees and taxes relating to the filing of financing statements; and (i) all expenses, costs and fees set forth in Article 9 of this Credit Agreement.

                      Fixed Charge Coverage Ratio shall mean for any Person for any period, on a consolidated basis, the ratio of (i) EBITDA for such Person and its Subsidiaries for such period minus income taxes that are actually paid in such period minus Non-Financed Capital Expenditures to (ii) the sum of (A) the scheduled principal payments during such period in respect of the then outstanding Debt of such Person and (B) the Interest Expense of such Person for such period.

                      Foreign Subsidiaries shall mean each of SCI Czech, SCI Mexico and SCI UK.

                      GAAP shall mean in respect of SCI and its consolidated Subsidiaries and in respect of any U.S. Subsidiary, unless otherwise specifically stated herein, generally accepted accounting principles in the United States of America, as in effect from time to time and consistently applied ; and in respect of any non U.S. Subsidiary, shall mean generally accepted accounting principles in the country where such non U.S. Subsidiary is located, as in effect from time to time and consistently applied.

                      Galion shall mean Galion, Inc., a Delaware corporation, a Borrower and a Guarantor hereunder.

                      Guarantor shall mean SCI Automotive, Galion or SCI Valentec, and Guarantors shall mean each of SCI Automotive, Galion and SCI Valentec, provided that no reference in this Agreement to any Guarantor shall be deemed a reference to such Person as a Borrower hereunder.

                      Guaranty shall mean the Guaranty contained in Article 12 herein.

                      Hazardous Materials shall mean (a) petroleum or petroleum products, radioactive materials, asbestos containing materials and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic" or words of similar import under any Environmental Law.

                      Interest Coverage Ratio shall mean for any Person for any period, on a consolidated basis, the ratio of (i) EBITDA of such Person for such period minus Non- Financed Capital Expenditures of such Person in such period to (ii) the Interest Expense of such Person for such period.

                      Interest Expense shall mean for any Person for any period, total interest obligations (paid or accrued) of such Person in respect of its indebtedness, determined on a consolidated basis and in accordance with GAAP.

                      Investment in any Person shall mean any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest,


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         warrants, rights, options, obligations or other securities of such
         Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (g) of the definition of "Debt" in respect of such Person.

                      Landlord Waivers shall mean each waiver executed by the relevant landlord in respect of each Leased Property, in favor of the Lender and in form and substance satisfactory to the Bank.

                      Leased Properties shall mean each of the properties at
         (i) Otay Mesa, San Diego, California; (ii) Scottsdale, Arizona; (iii) Costa Mesa, California; and (iv) Mount Arlington, New Jersey.

                      Letters of Credit shall have the meaning ascribed to it in Section 3.2.

                      Letter of Credit Documents shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or
         (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                      Letter of Credit Liability shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Available Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrowers at such time due and payable in respect of all drawings made under such Letter of Credit.

                      Leverage Ratio shall mean for any Person at any time, on a consolidated basis, the ratio of (i) Total Liabilities to (ii) Tangible Net Worth, determined in accordance with GAAP.

                      Lien shall mean any lien, security interest, pledge or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                      Loan Account shall have the meaning specified in
         Section 3.3.

                      Loans shall have the meaning ascribed to it in
         Section 3.1.

                      Major Agreement shall mean an agreement or agreements in respect of the supply by the Borrowers and/or its Foreign Subsidiaries of airbags having a total aggregate unit volume of 2,000,000 units.


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                      Material Adverse Change shall mean any material adverse
         change in the business, operations, results of operations, assets, liabilities or condition (in each case, financial or otherwise) of the Borrowers and its Foreign Subsidiaries taken as a whole.

                      Material Adverse Effect shall mean any material adverse effect on (a) the business, operations, results of operations, assets, liabilities or condition (in each case, financial or otherwise) of the Borrowers and its Foreign Subsidiaries taken as a whole, (b) the ability of the Borrowers taken as a whole to perform their obligations under the Credit Agreement or the other Credit Documents or (c) the rights and remedies of the Lender hereunder or under any of the Credit Documents.

                      Material Contract shall mean each contract (other than any employee benefit plan) to which any Borrower or Foreign Subsidiary is a party, the absence of which could reasonably be expected to cause a Material Adverse Effect as of the date the determination is made.

                      Maturity Date shall mean March 15, 1999, unless extended pursuant to the terms of Section 13.6.

                      Mortgage shall mean the Open-End Mortgage, Assignment of Rents and Leases and Security Agreement of even date herewith delivered by Galion to the Lender, in form and substance satisfactory to the Lender.

                      Multiemployer Plan shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA with respect to which any Obligor or any of their respective ERISA Affiliates is or has been required to contribute.

                      Non-Financed Capital Expenditures shall mean Capital Expenditures other than (a) purchases of machinery and equipment used in the ordinary course of the Borrowers and its Foreign Subsidiaries business financed with purchase money security interest, lease financing or with the net proceeds of the Secondary Stock Offering, and (b) the costs incurred in building and equipping the manufacturing premises in the Czech Republic (the "Czech Plant"), in an amount not to exceed in the aggregate $7,000,000 and only if, at the time of commencing the construction of such Czech Plant, (i) the then available cash reserves of SCI and its consolidated Subsidiaries are sufficient to finance in full such construction, and (ii) no Event of Default shall exist or be continuing.

                      Note shall mean the promissory note of even date herewith, substantially in the form of Exhibit A, duly executed and delivered by the Borrowers, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Lender.

                      Obligations shall mean the Loans, the Reimbursement Obligations and all other obligations of any Borrower to the Lender under this Credit Agreement or any other Credit Document, any other loans, advances or extensions of credit made or to be made by the Lender to or for the benefit of any Borrower, or to others for any Borrower's account, and any and all indebtedness, liabilities and obligations which may at any time be owing by the Borrowers to the Lender howsoever arising, whether now in existence or incurred by the Borrowers from time to time hereafter, whether secured by pledge of or Lien upon any of the Borrower's assets or property or the assets or property of any other Person, whether such indebtedness is absolute or contingent, matured or unmatured, direct or indirect and whether the Borrowers are liable to the Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise, all of which Obligations shall be the joint and several obligations of the Borrowers.

                      Off-Site Location shall mean any warehouse or other facility or property wheresoever located in the U.S., that is not directly owned by any Borrower, is not a Leased Property and does not form part of the Collateral securing the Obligations, in which is held for any purpose any of the Collateral.

                      PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                      Pension Plan shall mean any pension plan as defined in
         Section 3(2) of ERISA (other than a Multiemployer Plan) which is or has been maintained by or to which contributions are or have been made by any Obligor or any of their respective ERISA Affiliates.

                      Permitted Cash Investments shall mean (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States maturing not more than one year from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, bankers' acceptances or deposit accounts having in each case a remaining term to maturity of not more than one year, which are either (i) fully insured by the Federal Deposit Insurance Corporation or (ii) issued by Lender or by any commercial bank under the laws of any State or any national banking association that has combined capital and surplus of not less than $800,000,000 and whose short-term securities are rated at least A-1 by S&P or P-1 by Moody's; (c) commercial paper that is rated at least A-1 by S&P or P-1 by Moody's, issued by a company that is incorporated under the laws of the United States or of any State and directly issues its own commercial paper, and has a remaining term to maturity of not more than one year; (d) a repurchase agreement with (i) any commercial bank that is organized under the laws of any State or any national banking association and that has total assets of at least $1,000,000,000 or (ii) any investment bank that is organized under the laws of any State and that has total assets of at least $1,000,000,000, if such agreement is secured by any one or more of the securities and obligations described in clauses (a), (b) or (c) of this definition having a market value (exclusive of accrued interest and valued at least monthly) at least equal to the principal amount of such investment; and (e) any money market or other investment fund the investments of which are limited to investments described in clauses (a), (b), (c) and (d) of this definition and which is managed by (i) a commercial bank that is organized under the laws of any State or any national banking association and that has total assets of at least $1,000,000,000, or (ii) an investment bank that is organized under the laws of any State and that has total assets of at least $1,000,000,000.

                      Permitted Encumbrances shall mean: (a) liens expressly permitted by the Lender; (b) liens of warehousemen, mechanics, common carriers and landlords arising by operation of law and incurred in the ordinary course of business, for amounts that are not yet due and payable or which are being diligently contested in good faith by a Borrower or a Foreign Subsidiary by appropriate proceedings promptly instituted, provided that in any such case an adequate reserve is being maintained on the books of such Borrower or Foreign Subsidiary in accordance with GAAP; (c) liens of judgment creditors not otherwise constituting an Event of Default under Section 10.1; (d) liens for taxes not yet due and payable or which are being diligently contested in good faith by a Borrower or a Foreign Subsidiary by appropriate proceedings promptly instituted, provided that in any such case an adequate reserve is being maintained on the books of such Borrower or Foreign Subsidiary in accordance with GAAP; (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation; (f) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (g) liens existing on the date hereof and disclosed on
         Schedule 2 hereto; (h) purchase money mortgages or security interests securing Debt representing the purchase price of assets acquired after the date hereof solely for the purpose of financing the acquisition of such assets, provided that each such Lien shall apply and attach only to the assets so purchased and that all Debt secured by Liens created pursuant to this clause (h) shall not exceed $3,200,000 in the aggregate through the first anniversary of this Credit Agreement, $5,600,000 in the aggregate through the second anniversary of this Credit Agreement and $7,200,000 in the aggregate through the Maturity Date, in each case plus the costs set forth in Clause (b) of the definition of "Non-Financed Capital Expenditures"; and (i) liens on Refinancing Existing Debt, but only to the extent that such liens were Permitted Encumbrances securing the Debt that was refinanced thereby.

                      Permitted Indebtedness shall mean: (a) current trade liabilities incurred in the ordinary course of the Borrowers and the Foreign Subsidiaries business from time to time and payable in accordance with customary practices; (b) indebtedness arising under this Credit Agreement; (c) indebtedness secured by Liens of the type described in clause (h) of the definition of "Permitted Encumbrances"; (d) Debt of any Borrower which is owing to any other Borrower or to any Foreign Subsidiary; (e) Debt of any Foreign Subsidiary which is owing to SCI or SCI Automotive that was incurred in the ordinary course of business, provided that all such Debt shall be unsecured and evidenced by the consolidating financial statements of SCI and its Subsidiaries; (f) Existing Debt that, as indicated on
         Schedule 1, will not be repaid pursuant to Section 2.1(i); (g) Refinancing Existing Debt including as permitted under clause (c) above; and (h) indebtedness arising from the construction and equipping of the Czech Plant in an amount not to exceed $5,600,000.

                      Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and the successors, heirs and assigns of each.

                      Pledge and Security Agreement shall mean the Pledge and Security Agreement of even date herewith, substantially in the form of Exhibit D, duly executed by each Borrower, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Lender.

                      Refinancing Existing Debt shall mean any Debt of the Borrowers and the Foreign Subsidiaries, all of the cash proceeds of which are used to refinance Debt, so long as the Debt being refinanced is Permitted Indebtedness.

                      Reimbursement Obligations shall mean, at any time, the obligations of the Borrowers then outstanding, or which may thereafter arise, in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Lender in respect of any drawings under a Letter of Credit.

                      SCI shall mean Safety Components International, Inc., a Delaware corporation and a Borrower hereunder.

                      SCI Automotive shall mean Automotive Safety Components International, Inc., a Delaware corporation, a Borrower and a Guarantor hereunder.

                      SCI Czech shall mean Automotive Safety Components International s.r.o., a limited liability company organized under the laws of the Czech Republic and a Foreign Subsidiary hereunder.

                      SCI Mexico shall mean Automotive Safety Components International, S.A. de C.V., a corporation organized under the laws of Mexico and a Foreign Subsidiary hereunder.


                      SCI UK shall mean Automotive Safety Components International, Limited, an English company and a Foreign Subsidiary hereunder.

                      SCI Valentec shall mean Valentec Systems, Inc., a Delaware corporation, a Borrower and a Guarantor hereunder.

                      Secondary Stock Offering shall mean the Secondary Stock Offering of 1,725,000 shares that was effected pursuant to a prospectus dated June 15, 1995.

                      Solvent and Solvency shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the maximum amount that can reasonably be expected to become an actual or matured liability.

                      Subsidiary of any Person shall mean any corporation or other entity, of which more than 50% of the total voting power of shares of stock or other securities or other ownership interests entitled to vote in the election of the board of directors of such corporation, or other Persons performing similar functions for such entity, is at the time owned, directly or indirectly, by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. Any reference herein to Subsidiary shall be deemed to include each Foreign Subsidiary unless specifically excluded.

                      Tangible Net Worth shall mean for any Person for any period, all amounts that would be included under stockholders' equity on a consolidated balance sheet of such Person and its Subsidiaries determined in accordance with GAAP for such period, but excluding all intangible assets as determined on a consolidated basis in accordance with GAAP.

                      Termination Event shall mean (i) a "reportable event" described in Section 4043 of ERISA (excluding events for which the requirement for notice of such reportable event has been waived by the PBGC) with respect to a Pension Plan, or (ii) the withdrawal of any Obligor or any of their respective ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings by the PBGC to terminate a Pension Plan or to appoint a trustee to administer a Pension Plan, or (v) any other event or condition which might constitute reasonable grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (vi) the complete or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) of any Borrower or Foreign Subsidiary or any of their respective ERISA Affiliates from a Multiemployer Plan, or (vii) the insolvency or reorganization (within the meaning of Sections 4245 and 4241, respectively, of ERISA) or termination of any Multiemployer Plan, or
         (viii) the failure to make any payment or contribution to any Pension Plan or Multiemployer Plan or the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security.

                      Total Liabilities shall mean, as of any date of determination, all liabilities of the Borrowers and its Subsidiaries on a consolidated basis as of the date of determination as set forth in the consolidated balance sheet of SCI on such date.

                      Transfer Price or Transfer Pricing shall mean the actual price charged by any Borrower to any Foreign Subsidiary or by any Foreign Subsidiary to any Borrower for transactions between such Persons, such price to reflect at all times the actual costs incurred, plus any additional amounts as required by applicable law, and be calculated and documented in the financial statements of any such Person in accordance with GAAP as applicable.

                      Valentec shall mean Valentec International Corporation, a Delaware corporation.

         1.2. Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used herein, including without limitation the terms "capital expenditures", "indebtedness", "net income", "net worth" and "working capital", shall be construed herein and all accounting determinations for purposes of determining compliance with Article 8 hereof and otherwise to be made under this Credit Agreement shall be made in accordance with GAAP applied on a basis consistent in all material respects with the financial statements delivered to the Lender on the Closing Date. All financial statements required to be delivered hereunder from and after the Closing Date and all financial records shall be maintained in accordance with GAAP as in effect as of the date of the financial statements delivered to the Lender on the Closing Date. If GAAP shall change from the basis used in preparing the financial statements delivered to the Lender on the Closing Date, the certificates required to be delivered pursuant to Section 6.1(f) demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Borrowers and as applicable the Foreign Subsidiaries are in compliance with the financial covenants set forth in Article 8 hereof, based upon GAAP as in effect on the Closing Date. If any Borrower and/or any Subsidiary shall change its method of inventory accounting from the first-in-first-out method to the last-in-first-out method, all calculations necessary to determine compliance with the financial covenants contained herein shall be made as if such method of inventory accounting had not been so changed.

         1.3. Other Definitional Terms. Terms not otherwise defined herein which are defined in the Uniform Commercial Code as in effect in the State of New York (the "UCC") shall have the meanings given them in the UCC. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and references to Article, Section, Annex, Schedule, Exhibit and like references are references to this Credit Agreement unless otherwise specified.

ARTICLE 2.  CONDITIONS PRECEDENT.

         2.1. Conditions to Initial Extension of Credit. The obligation of the Lender to make the initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such extension of credit, the following conditions precedent. Any document or other Agreement delivered hereunder shall be in form and substance satisfactory to the Lender and/or its counsel:

                      (i) Searches. The Lender shall have received the results of Uniform Commercial Code, tax, judgment and lien searches, in each case reasonably satisfactory to it, for all jurisdictions in which any Borrower or any U.S. Subsidiary of any Borrower occupies or uses any property or other assets.

                      (ii) Filings. The Lender shall have received all documents (including, without limitation, financing statements) required to be filed to create, in favor of the Lender, a valid, perfected and first priority security interest in the Collateral.

                      (iii) Consents and Approvals. No consent or authorization of, filing with (other than the filing of financing statements under the Uniform Commercial Code of the relevant jurisdictions) or other act by or in respect of, any Person (including, without limitation, any governmental authority), as of the Closing Date, shall be required in connection with the borrowings hereunder, the grant of security interests in connection herewith, or the execution, delivery, performance, validity or enforceability of this Credit Agreement and the other Credit Documents, other than those already received by the Closing Date.

                      (iv) Compliance. Each Borrower and each Foreign Subsidiary is in compliance with all federal, state, local and foreign laws, rules, regulations, orders, writs, judgments, injunctions, decrees, determinations or awards with respect to their operations and properties, other than if non-compliance could not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

                      (v) Due Diligence. The Lender shall have completed to its satisfaction, in scope and in results, a due diligence inspection, testing and review of each Borrower and each Foreign Subsidiary and their respective Subsidiaries' assets and liabilities and a field examination of each Borrower and each Foreign Subsidiary and their respective Subsidiaries' facilities, which inspection, testing, review and field examinations shall not have caused the Lender to conclude, in its judgment, that there has been a Material Adverse Effect since December 31, 1995.

                      (vi)     No Material Adverse Effect.  Since
December 31, 1995, no change, occurrence, event or development shall have occurred which is likely to have, or has had, in the aggregate, a Material Adverse Effect.

                      (vii) No Litigation. No action, suit, investigation, litigation or proceeding shall be pending or threatened before any court, governmental agency or arbitrator that (i) could be expected to have, in the aggregate, a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Credit Agreement, any other Credit Document or the consummation of the actions contemplated hereby or thereby.

                      (viii) Payment of Fees. The Borrowers shall have paid the Lender all of the Lender's Expenses, including, without limitation, all fees and expenses required to be paid pursuant to the Commitment Letter.

                      (ix) Existing Debt. Except as indicated on Schedule 1, all of the Existing Debt shall be indefeasibly repaid in full (and all commitments with respect thereto shall be terminated) and all Liens in connection therewith shall be terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall be obtained), in each case simultaneously with the initial extension of credit hereunder and to the satisfaction of the Lender.

                      (x) Terms and Conditions of Transaction. The Lender shall be satisfied with the final terms and conditions of the transactions contemplated by this Credit Agreement, and the Collateral Documents, including, without limitation, all legal and tax aspects thereof, and all corporate and legal proceedings and all instruments, agreements and other documentation relating to such transactions shall be in form and substance satisfactory to the Lender, which satisfaction shall be conclusively evidenced by the execution by the Lender of this Credit Agreement.

                      The Lender shall have received each of the following on or before the Closing Date:

                      (xi)     This Credit Agreement.

                      (xii)    The Note.

                      (xiii)   The Mortgage.

                      (xiv)    The Pledge and Security Agreement together with:

                               (a)  certificates representing the Pledged
                      Shares referred to therein accompanied by undated stock powers executed in blank;

                               (b) copies of proper financing statements, for
                      filing under the Uniform Commercial Code of all jurisdictions that the Lender may deem necessary or desirable in order to perfect and protect the Liens created by the Pledge and Security Agreement, covering the Collateral described in the Pledge and Security Agreement;

                               (c) completed requests for information, dated
                      on or before the Closing Date, listing all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name the relevant Borrower as debtor, together with copies of such other financing statements;

                               (d) evidence of the completion of all other
                      recordings and filings of or with respect to the Pledge and Security Agreement that the Lender may reasonably deem necessary or desirable in order to perfect and protect the Liens created thereby;

                               (e) evidence of the insurance required by the
                      terms of the Pledge and Security Agreement;

                               (f) evidence that all other actions that the
                      Lender may deem necessary or desirable in order to perfect and protect the Liens created by the Pledge and Security Agreement have been taken;

                               (g) UCC 3 Termination Statements releasing
                      the security interest in the Congress Debt;

                      (xv) The Assignment Agreement duly executed by each of SCI and the Lender (and as soon as possible thereafter such Assignment Agreement shall be acknowledged by SCI Czech) accompanied by an undated executed Transfer Certificate;

                      (xvi) The Blocked Account Agreement, together with all documents or instruments related to or arising in connection with such agreement;

                      (xvii) The other Credit Documents if any, each in form and substance acceptable to the Lender and its counsel, including, without limitation, the Letter of Credit Documents;

                      (xviii)   Such financial, business and other information
regarding each Borrower and its respective Subsidiaries as the Lender shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA and employee benefit plans (as described in Section
5.14 herein), collective bargaining agreements and other arrangements with employees, audited consolidated and unaudited consolidating financial statements dated at March 31, 1995 and for the year then ended certified, in the case of such consolidated financial statements, by Price Waterhouse, including a balance sheet and statements of income, stockholders' equity and cash flow, unaudited consolidated and consolidating financial statements dated at December 31, 1995, and for the nine months then ended, including a balance sheet and statements of income, stockholders' equity and cash flow, and projected consolidated and consolidating financial statements, in form and substance satisfactory to the Lender, including balance sheets and statements of income and cash flow, in each case on a quarterly basis for the first year following the Closing Date and on an annual basis for each year thereafter;

                      (xix) An environmental assessment report conducted in accordance with current ASTM standards from an environmental engineer or consultant satisfactory to the Lender as to any hazards, costs or liabilities under Environmental Laws to which any Borrower or any Subsidiary of any Borrower may be subject in respect of or in connection with any property owned by any one of them, the amount and nature thereof and such Borrower's and such Subsidiaries' plans with respect thereto, which shall be acceptable to the Lender;
                      (xx) Evidence of insurance in form and substance satisfactory to the Lender naming the Lender as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is reasonably satisfactory to the Lender;

                      (xxi) (a) The Lender shall have received each Material Contract of each Borrower, each Foreign Subsidiary and of each Subsidiary of such Persons as filed with the Securities and Exchange Commission; and

                               (b) An Assignment of Claims form in respect of
contract number DAAA09-94-C-0532 between the U.S. Army and SCI Valentec.

                      (xxii) Favorable legal opinions of (a) Shereff, Friedman, Hoffman & Goodman, LLP, (b) government contract counsel, and (c) Ohio counsel, each of even date herewith, substantially in the form of Exhibits E, F and G, respectively;

                      (xxiii) A copy of the charter documents of each Borrower and Foreign Subsidiary a copy of the resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Credit Agreement and the other Credit Documents to which such Borrower is a party and the transactions contemplated hereby and thereby, and a copy of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Credit Documents or the transactions contemplated thereby, and attached to each of the foregoing copies shall be a certificate of such Borrower's and the parent of such Foreign Subsidiary's Secretary or Assistant Secretary certifying that such copies of the charter documents, resolutions and other documents are true, complete and accurate copies thereof and that the same have not been modified or repealed and are in full force and effect;

                      (xxiv) A certificate of the chief executive officer or chief financial officer of each Borrower, of even date herewith, stating that the conditions referred to in this Section 2.1 have been fully satisfied;

                      (xxv) A certificate of each Borrower's Secretary or Assistant Secretary certifying as to the incumbency, names and true signatures of the officers of each Borrower (and without duplication each Guarantor) authorized to sign the Credit Documents to which it is a party and the documents to be delivered thereunder;

                               (xxvi) (a) A certificate of the Secretary of
                      State of the State of incorporation of each Borrower located within the U.S., dated within 5 days of the Closing Date, listing the charter documents of such Borrower and each amendment thereto on file in his office and certifying that (A) such charter documents are true and correct copies of such Borrower's charter documents, (B) such amendments are the only amendments to such Borrower's charter documents, (C) such Borrower has paid all franchise taxes to the date of such certificate and (D) such Borrower is duly incorporated and in good standing under the laws of the jurisdiction of its incorporation;

                              (b) A certificate of the Secretary of State of each of the States of California, Ohio, New Jersey and each of the other States in which any Borrower does business dated reasonably near the Closing Date stating that each Borrower doing business in any such State is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate; and

                      (xxvii) Such other documents, instruments, opinions and materials as the Lender may reasonably request.

         2.2. Conditions to Each Extension of Credit. The obligation of the Lender to make any extension of credit hereunder, including the initial extension of credit, is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of any such extension of credit, the following conditions precedent:

                      (i) The representations and warranties contained in this Credit Agreement and in each other Credit Document shall be true and correct in all material respects on and as of the date of such Loan, as though made on and as of such date, before and after giving effect to such Loan and to the application of the proceeds therefrom, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date);

                      (ii) No event has occurred and is continuing, or would result from the making of such Loan or from the application of the proceeds therefrom, that constitutes an Event of Default or that, with the giving of notice or the passage of time, or both, would constitute an Event of Default;

                      (iii) No Material Adverse Change shall have occurred and be continuing;

                      (iv) The Lender shall have received such other approvals, opinions or documents as it may reasonably request; and

                      (v) The Lender shall have received a certificate of the chief executive officer or the chief financial officer of SCI dated within five days of the date of such Loan, stating on behalf of each Borrower that the conditions referred to in this Section 2.2 have been fully satisfied.

         2.3.         Post-Closing Conditions.  The lender shall receive:

                      (i) the Landlord Waivers within 60 days of the Closing Date provided, that the Borrower shall only be obligated to acquire the Landlord Waiver in respect of the Mount Arlington, New Jersey property on a best efforts basis and the failure to acquire such Landlord Waiver shall not be an Event of Default hereunder;

                      (ii) a certificate of the Secretary of the States of Tennessee and New Jersey within 60 days of the Closing Date, in respect of SCI Valentec stating that such Borrower is duly qualified and in good standing as a foreign corporation in each such State and has filed all annual reports required to be filed on the date of such certificate; and

                      (iii) in the event that the Pledged Shares in respect of SCI Mexico delivered on the Closing Date bear a previous name of SCI Mexico, within 10 days of the Closing Date stock certificates together with undated stock powers in respect of such Pledged Shares in SCI Mexico.

ARTICLE 3.  FACILITY.

         3.1.         The Loans.

                      (a) Subject to the terms and conditions hereof, the Lender agrees to make revolving loans (each, a "Loan" and collectively, the "Loans") to the Borrowers from time to time during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed the Commitment. Each Loan shall be in an aggregate amount of $250,000 or an integral multiple of $100,000 in excess thereof. Subject to the terms and conditions hereof, the Borrowers may reborrow under this Section 3.1(a), so long as the amount of all Loans outstanding at any one time does not exceed the Commitment. The Borrowers' joint and several obligation to pay the principal of, and interest on, the Loans shall be evidenced by the Note, which shall (i) bear interest as provided in Article 9, (ii) be entitled to the benefits of this Credit Agreement and the other Credit Documents and (iii) be secured by the Collateral Documents. The Commitment shall expire and be of no further force and effect on the Maturity Date, after which date none of the Borrowers shall be entitled to any Loan.

                      (b) Each Loan shall be made on notice, given not later than 11:00 a.m. (New York City time) one Business Day prior to the date of the proposed Loan, by a Borrower to the Lender and the other Borrowers. Each such notice of a Loan (a "Borrowing Notice") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein the requested date and the requested aggregate amount of such Loan. Each Borrowing Notice shall be irrevocable and, subject to the terms and conditions hereof, binding on the Borrowers and the Lender. Upon fulfillment of the applicable conditions set forth in Article 2, and subject to the terms and conditions hereof, the Lender will make available at the Loan Account the aggregate amount of the Loan requested in such Borrowing Notice.

                      (c) The Lender will note on its internal records or on a schedule attached to the Note or a continuation thereof the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of the Note endorse on the schedule attached to the Note or any continuation thereof the outstanding principal amount of Loans evidenced thereby; provided, however, that the failure of the Lender to make any such notation or endorsement shall not affect in any way any of the joint and several obligations of the Borrowers to repay the Loans in accordance with the terms of this Credit Agreement.

         3.2. The Letters of Credit. Subject to the terms and conditions of this Credit Agreement, the Commitment may be utilized, upon the request of any Borrower, in addition to the Loans provided for by Section 3.1, by the issuance by the Lender of letters of credit (collectively, "Letters of Credit") for the account of such Borrower, provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Loans, exceed the aggregate amount of the Commitment as in effect from time to time, (ii) the aggregate amount of all Letter of Credit Liabilities exceed $2,000,000 and (iii) the expiration date of any Letter of Credit extend beyond the earlier of the Maturity Date and the date 364 days following the issuance of such Letter of Credit. The following additional provisions shall apply to Letters of Credit:

                      (a) The Borrower for whose account a Letter of Credit shall be issued shall give the Lender at least five Business Days' irrevocable prior notice specifying the Business Day (which shall be no later than 5 days preceding the Maturity Date) such Letter of Credit is to be issued and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit).

                      (b) On each day during the period commencing with the issuance of any Letters of Credit and until such Letters of Credit shall have expired or been terminated, the Commitment shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the aggregate Available Amount of all Letters of Credit.

                      (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the Lender shall promptly notify the Borrowers of the amount to be paid by the Lender as a result of such demand and, notwithstanding the identity of the account party of any Letter of Credit, the Borrowers jointly and severally shall immediately pay and reimburse the Lender for such amount, without presentment, demand, protest or other formalities of any kind.

                      (d) As soon as practicable upon its receipt of a notice referred to in clause (c) of this Section 3.2, but in any event no later than 5 days thereafter, the Borrowers shall advise the Lender whether or not the Borrowers intend to borrow pursuant to Section 3.1 to finance their obligation to reimburse the Lender for the amount of the related demand for payment and, if they do, the Borrowers shall submit a Borrowing Notice as provided in Section 3.1(b) hereof.

                      (e) The Borrowers jointly and severally shall pay to the Lender a fee in respect of each Letter of Credit in an amount equal to 1.00% per annum of the daily average Available Amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, to be paid in arrears on the first Business Day of each month with respect to the prior month, and on the Maturity
         Date), plus all commissions, charges, fees, costs and expenses in the amounts customarily charged by the Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

                      (f) The issuance by the Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 2, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Lender consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the relevant Borrower and the other Borrowers shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Lender shall have requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Credit

         Agreement or any other Credit Document, the provisions of this Credit Agreement and the other Credit Documents shall control.

         3.3. The Loan Account. The Lender shall maintain an account on its books in the Borrowers' name (the "Loan Account") in which, notwithstanding anything to the contrary elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers will be credited and/or charged with, as the case may be, (a) the amount of all Loans made by the Lender to any Borrower or for any Borrower's account, including all interest due thereon, and all fees and other charges in respect thereof and (b) any other Obligations, including any and all Expenses as and when any of the same become due and payable. The Loan Account will be credited with all amounts received by the Lender from or on behalf of any Borrower or from others for any Borrower's account.

         3.4. Monthly Statement of Account. After the end of each month, the Lender shall send the Borrowers a statement showing the accounting for the charges, Loans, Expenses and other transactions occurring between the Lender and the Borrowers during that month. The monthly statements shall be deemed correct and binding upon each Borrower and shall constitute an account stated between the Borrowers and the Lender unless the Lender receives a written statement of the Borrowers' exceptions within thirty days after delivery thereof to the Borrowers.

ARTICLE 4.    PREPAYMENTS; PAYMENTS

         4.1. Repayment. The Lender shall deduct from the Blocked Account (as defined in the Blocked Account Agreement) at or after 3:00 p.m. on each Business Day all amounts therein and shall apply all such amounts to pay the Loans without premium or penalty. On the Maturity Date, the Borrowers jointly and severally shall repay the unpaid principal amount of the Loans, together with all accrued and unpaid interest thereon and all Expenses then unpaid.

         4.2. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Credit Agreement or the Note shall be made to the Lender at Citibank, N.A., 153 East 53rd Street, New York, New York 10043, Account No. 40602292, ABA No. 02100089, not later than 11:00 a.m. (New
York City time) on the date when due and shall be made in U.S. dollars and in immediately available funds. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable at the applicable rate during such extension.

         4.3. Net Payments. All payments made by the Borrowers hereunder or under any Note shall be made without setoff, counterclaim or other defense. All such payments shall be made free and clear of, and without deduction or withholding for, any Taxes (as defined below) imposed by any governmental authority or jurisdiction or by any political subdivision or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto, unless the Borrowers are compelled by law to make payment subject to such tax. In such event, the Borrowers jointly and severally shall
(i) pay to the Lender such additional amounts as may be necessary to ensure that the Lender receives a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax and (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Lender such certificates or certified copy receipts as the Lender shall reasonably require as proof of such payment by the Borrowers of any such taxes. The Borrowers jointly and severally will indemnify and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by it. As used in this Section 4.3, "Taxes" includes all existing or future taxes, levies, imposts, duties, fees, assessments, withholdings, deductions and other charges of any nature, and any restrictions or conditions resulting in a charge together with interest thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES.

         To induce the Lender to enter into this Credit Agreement and to make the Loans, the Borrowers on their own behalf and where applicable, on behalf of their respective Subsidiaries, represent and warrant jointly and severally to the Lender as follows, and such representations and warranties, together with all other representations and warranties made by the Borrowers herein and in the other Credit Documents, shall survive the execution hereof and thereof:

         5.1. Good Standing; Qualified to do Business. Each Borrower and each of their respective Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority to own or to lease and to operate its properties and assets and to carry on its businesses as now conducted and as proposed to be conducted, and (iii) is duly qualified and authorized to do business and is in good standing in every jurisdiction in which it owns or leases property and in which the conduct of its business requires it to so qualify or be licensed except, in each case, where the failure to be so qualified could not be expected to have a Material Adverse Effect. All of the outstanding capital stock and other equity interests of each Borrower and each of their respective Subsidiaries has been validly issued, is fully paid and non-assessable and, other than in the case of the capital stock of SCI, is owned free and clear of all Liens, except Liens in favor of the Lender.

         5.2. Solvency. Each Borrower and each of their respective Subsidiaries individually is, and all of them collectively are, Solvent.

         5.3. Collateral. Except for Permitted Encumbrances, the Liens granted to the Lender herein or in the other Credit Documents constitute and shall at all times constitute the first and only liens on the Collateral, which Liens are legal, valid and enforceable; and the Borrowers are, or will be at the time additional Collateral is acquired by it, the sole and absolute legal and beneficial owners of the Collateral, with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or Liens in favor of any other Person other than the Permitted Encumbrances; the Borrowers will jointly and severally at their expense forever warrant and, at the Lender's request, defend the same from any and all claims and demands of any other Person other than the Permitted Encumbrances.

         5.4. Due Authorization and Execution; No Violations. This Credit Agreement and the other Credit Documents to which any Borrower is a party have been duly authorized, executed and delivered by such Borrower. The execution and delivery by each Borrower of this

Credit Agreement and of all of the other
Credit Documents to which such Borrower is a party, the performance of such Borrower's obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby: (i) are within such Borrower's corporate powers; (ii) are duly authorized by all necessary corporate action, including by such Borrower's Board of Directors and, if necessary, such Borrower's stockholders; (iii) are not in contravention of the terms of such Borrower's charter documents; (iv) do not conflict with or result in the breach of, or constitute a default under, any material indenture, contract, agreement, mortgage, deed of trust, lease or other instrument or undertaking binding on or affecting such Borrower, any of their respective Subsidiaries or any of their respective properties; (v) do not violate or contravene any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award; and (vi) will not, except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien. No Borrower and no Subsidiary of any Borrower is in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be expected to have, in the aggregate, a Material Adverse Effect. There are no prohibitions in any charter documents of any Borrower (other than SCI) or any Foreign Subsidiary against the pledge by SCI of the capital stock of any such Borrower or Foreign Subsidiary or right given to the Directors of any such Borrower or Foreign Subsidiary to refuse to register any transfer of any shares on the applicable books and records.

         5.5. No Consent Necessary. Except (A) for the filing of the Uniform Commercial Code financing statements delivered to the Lender on the date hereof, (B) for the filing of the Mortgage and (C) as set forth on Schedule 5.5, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance of this Credit Agreement or any other Credit Document, (ii) the grant by each Borrower or any of their respective Subsidiaries of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority name thereof) and (iv) the exercise by the Lender of its rights and remedies under or in respect of the Credit Documents.

         5.6. Binding Obligations. This Credit Agreement and all of the other Credit Documents to which any Borrower is a party are the legal, valid and binding joint and several obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms.

         5.7. Principal Place of Business. The principal place of business and chief executive offices of the Borrowers as of the date hereof are located at the respective addresses specified on the signature page hereof.

         5.8. Subsidiaries. Set forth on Schedule 5.8 hereto is a complete and accurate list of all Subsidiaries of each Borrower, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation and the percentage ownership (direct and indirect) of such Borrower in each class of capital stock or other equity interests of each of its Subsidiaries and also identifies the direct owner thereof.

         5.9. No Judgments, Litigation. There is no judgment outstanding against any Borrower or any of their respective Subsidiaries, or any of their respective assets or properties, nor is there any action, suit, investigation, litigation, contested claim or proceeding affecting any of them or any of their respective assets or properties, now pending or, to the best of the Borrowers' knowledge after diligent inquiry of their executive officers, threatened, that (i) could be expected to have, in the aggregate, a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any of the Credit Documents or any of the actions contemplated thereby.

         5.10. No Defaults. No Borrower and no Subsidiary of any Borrower is in default under any material contract, lease, commitment or other agreement to which such Borrower or such Subsidiary is a party or by which it is bound which could be expected to have, in the aggregate, a Material Adverse Effect. No Borrower and no Subsidiary of any Borrower knows of any dispute regarding any material contract, lease, commitment or other agreement which could be expected to have, in the aggregate, a Material Adverse Effect.

         5.11. Compliance with Statutes. Each Borrower and each Subsidiary of each Borrower is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property except such noncompliances as could not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

         5.12. No Material Adverse Effect. No Borrower and no Subsidiary of any Borrower is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be expected to have, in the aggregate, a Material Adverse Effect.

         5.13. No Employee Controversies. No controversies are pending or, to the best of each Borrower's knowledge, after diligent inquiry of its executive officers, threatened, between any Borrower or any of their respective Subsidiaries and any of their respective employees, other than employee grievances arising in the ordinary course of business which could not be expected to have, in the aggregate, a Material Adverse Effect.

         5.14.        ERISA.

                      (a) Each Borrower and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA, the Code (to the extent applicable) and the regulations and published interpretations thereunder with respect to all employee benefit plans and Pension Plans.

                      (b) Except as disclosed in Schedule 5.14, no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan which resulted or could result in a liability to any Borrower or any ERISA Affiliate that could be expected to have, in the aggregate, a Material Adverse Effect.

                      (c) As of the Closing Date, the sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 87) under all Pension Plans (excluding each Pension Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $100,000. As of the Closing Date, the sum of the amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) under all Pension Plans (excluding each Pension Plan with an amount of unfunded benefit liabilities of zero or less) is not more than $100,000.

                      (d) Except as disclosed on Schedule 5.14, as of the Closing Date, no Borrower and no ERISA Affiliate of any Borrower has any obligation to contribute to or any liability or potential liability (including, but not limited to, actual or potential withdrawal liability) with respect to any Multiemployer Plan or any employee benefit plan described in Sections 4063 or 4064 of ERISA or in Section 413(c) of the Code. No Borrower and no ERISA Affiliate of any Borrower has incurred or reasonably expects to incur any withdrawal liability under Subtitle E of Title IV of ERISA to any Multiemployer Plan or any employee benefit plan described in Sections 4063 or 4064 of ERISA or in Section 413(c) of the Code.

                      (e) No Pension Plan has an accumulated funding deficiency (whether or not waived).

                      (f) No Borrower and no ERISA Affiliate of any Borrower has or reasonably expects to become subject to a lien in favor of any Pension Plan under Section 302(f) or 307 of ERISA or Section 401(a)(29) or 412(n) of the Code, which lien, when aggregated with any other such liens to which any Borrower is or becomes subject would exceed $100,000.

                      (g) None of the Borrowers and no ERISA Affiliate of any Borrower has any obligations under, or is or was subject to the terms of, a Multiemployer Plan.

                      (h) No event has occurred in connection with which any Borrower, any Affiliate of any Borrower, any fiduciary of an employee benefit plan, or any such plan, directly or indirectly, is likely to be subject to any liability which could be expected to have a Material Adverse Effect, individually or in the aggregate, under ERISA, the Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any Person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order.

                      As used in this Section 5.14 and all other Sections of this Credit Agreement, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, and the term "employee benefit plan" has the meaning specified in Section 3(3) of ERISA.

         5.15. Environmental, Safety and Health Matters. The operations of each Borrower and each of their respective Subsidiaries complies with all Environmental Laws and all applicable federal, state, local or foreign health and safety statutes and regulations, except as set forth in Schedule 5.15 or where the failure to comply could not be expected to have, in the aggregate, a Material Adverse Effect. None of the operations of any Borrower or any of their respective Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any Environmental Law or any federal, state, local or foreign health or safety statute or regulation, except for such proceedings which, if determined adversely to any Borrower or any of their respective Subsidiaries, could not be expected to have, in the aggregate, a Material Adverse Effect. None of the operations of any Borrower or any of their respective Subsidiaries is the subject of federal, state, local or foreign investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, except for such investigations which, if determined adversely to any Borrower or any of their respective Subsidiaries, could not be expected to have, in the aggregate, a Material Adverse Effect. No Borrower and none of their respective Subsidiaries has filed any notice under any federal, state, local or foreign law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment which would be expected to have, in the aggregate, a Material Adverse Effect. No Borrower and none of their respective Subsidiaries has any contingent liability (which could be expected to have, in the aggregate, a Material Adverse Effect) of which any Borrower or any of their respective Subsidiaries has knowledge or should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment.

         5.16. Trademarks, Trade Names, Patents. Each Borrower and each of their respective Subsidiaries has obtained and holds in full force and effect all trademarks, trade names, patents and other intellectual property, which are necessary for the operation of its business as presently conducted and as proposed to be conducted.

         5.17. Material Licenses. Each Borrower and each of their respective Subsidiaries has obtained and holds in full force and effect all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of its business as presently conducted. No Borrower and none of their respective Subsidiaries is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval in any such case which could be expected to have, in the aggregate, a Material Adverse Effect.

         5.18. Properties. Each Borrower and each of their respective Subsidiaries has good, and in the case of all real property, marketable, title to all properties owned by it, including all property reflected in the consolidated balance sheets of SCI and its Subsidiaries dated March 31, 1995, as referred to in Section 5.24 (except as sold or otherwise disposed of since the date of such balance sheets in the ordinary course of business), free and clear of all Liens, other than (i) as referred to in such balance sheets or in the notes thereto or (ii) as otherwise permitted by Section 7.1.

         5.19. Labor Matters. No Borrower and no Subsidiary of any Borrower is engaged in any unfair labor practice that could be expected to have, in the aggregate, a Material Adverse Effect. There is (i) no material unfair labor practice complaint pending against any Borrower or any of their respective Subsidiaries or, to the best knowledge of each Borrower and each such Subsidiary after diligent inquiry of its executive officers, threatened against it, before the National Labor Relations Board, and no material grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement to which any Borrower or any of their respective Subsidiaries is a party is so pending against such Borrower or such Subsidiary or, to the best knowledge of the Borrowers and their respective Subsidiaries, threatened against any of them and (ii) no material strike, labor dispute, slowdown or stoppage pending against any Borrower or any of their respective Subsidiaries or, to the best knowledge of the Borrowers and their respective Subsidiaries, threatened against any of them except such as in the case of (i) or (ii) above could not be expected to have, in the aggregate, a Material Adverse Effect.

         5.20. Not an Investment Company. No Borrower and none of their respective Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which prohibits the transactions contemplated by the Credit Documents. None of the making of any Loans, the application of the proceeds or repayment thereof by any of the Borrowers or the consummation of the other actions contemplated hereby will violate any provision of the Investment Company Act of 1940, as amended, or any rule, regulation or order of the Securities and Exchange Commission thereunder.


         5.21. No Events of Default. No Event of Default has occurred and is continuing.

         5.22. No Brokers. None of the Borrowers has had any dealings, negotiations or consultations with any broker, representative, employee, agent or other intermediary that would be entitled to a commission or fee in connection with the Borrowers entering into this Credit Agreement and the other Credit Documents or any of the transactions contemplated hereby or thereby.

         5.23. No Taxes. Each Borrower and each of their respective Subsidiaries has filed, has caused to be filed or has been included in all tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except such failures to file which would not, in the aggregate, have a Material Adverse Effect. No federal, state, local or foreign taxing authorities have proposed any adjustments to the federal, state, local or foreign tax liability of any Borrower or any of their respective Subsidiaries. No issues have been raised by such taxing authorities that, in the aggregate, could be expected to have, in the aggregate, a Material Adverse Effect.

         5.24.  Financial Statements.

                (a) All balance sheets, all statements of income, stockholders' equity and cash flow and all other financial information that has been furnished by or on behalf of the Borrowers or any Subsidiary to the Lender for the purposes of or in connection with this Credit Agreement, the other Credit Documents or any transaction contemplated hereby or thereby, including:

                               (i) the audited consolidated and unaudited
                      consolidating balance sheet at March 31, 1995, and the related audited consolidated and unaudited consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, of SCI and its Subsidiaries, certified, in the case of such consolidated balance sheets and statements, by Price Waterhouse; and

                               (ii) the unaudited consolidated and
                      consolidating balance sheet at December 31, 1995, and the related unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows for the nine months then ended, of SCI and its Subsidiaries, certified by SCI's chief financial officer, are true, complete and correct in all material respects, have been, where required, prepared in accordance with GAAP consistently applied throughout the periods involved and present fairly (subject to normal year-end adjustments if applicable) the financial condition of SCI and its Subsidiaries as at the dates thereof and the results of their operations and their cash flows for the periods then ended. No Borrower and no Subsidiary of any Borrower had as of such dates any material contingent obligation or liability, liability for tax or long-term lease or unusual forward or long-term commitment which is, required to be and is not, reflected in the financial statements described in this Section 5.24(a) or in the notes thereto.

                      (b) The projected financial statements delivered to the Lender prior to the execution of this Credit Agreement are based on assumptions that the Borrowers deem reasonable and appropriate.

                      (c) Since December 31, 1995 to and including the date hereof, (i) there has been no Material Adverse Change, and (ii) there has been no sale, transfer or other disposition by any Borrower or any of their respective Subsidiaries of any material part of its respective business or property and no purchase or other acquisition of any business or property (including any capital stock of any Person) material in relation to the financial condition of the Borrowers and their respective Subsidiaries, on a consolidated basis, at the date of the balance sheets described in Section 5.24(a).

         5.25. Leases of Real Property. Set forth on Schedule 5.25 hereto is a complete and accurate list of all leases of real property under which any Borrower or any of their respective Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessee and, to Borrowers' best knowledge, the lessor thereof, enforceable in accordance with its terms.

         5.26. Material Contracts. Set forth on Schedule 5.26 hereto is a complete and accurate list of all Material Contracts as of the date hereof of each Borrower and each of their respective Subsidiaries, showing the parties and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against the Borrower(s) party thereto and to the best knowledge of the Borrowers, all other parties thereto in accordance with its terms, and there exists no default under or threatened revocation of any Material Contract by any party thereto.

         5.27. Investments. Set forth on Schedule 5.27 hereto is a complete and accurate list of all Investments as of the date hereof held by each Borrower and each of their respective Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

         5.28. Patents, Trademarks, Copyrights. Set forth on Schedule 5.28 hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Borrower and each of their respective Subsidiaries as of the date hereof, showing the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

         5.29. Federal Regulation. No Borrower and none of their respective Subsidiaries is engaged in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock", as those terms are used in Regulation U of the Board of Governors of the Federal Reserve System of the United States (the "Board") as now and from time to time in effect, and no proceeds of any of the Loans will be used to purchase or carry any margin stock, to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose which violates the provisions of Regulation G, T, U or X of the Board.

         5.30. No Misrepresentations. No information, exhibit or report furnished by any Borrower or any of their respective Subsidiaries in connection with the negotiation of the Commitment Letter or the Credit Documents, or pursuant to the terms of the Commitment Letter or the Credit Documents, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

ARTICLE 6.  AFFIRMATIVE COVENANTS.

         Until termination of this Credit Agreement and payment and satisfaction in full of all Obligations due hereunder, the Borrowers on their own behalf and where applicable on behalf of their respective Subsidiaries, jointly and severally covenant and agree that, unless the Lender shall have otherwise consented in writing, each Borrower will:

         6.1. Financial and Collateral Reporting. Furnish to the Lender the following information within the following time periods:

                      (a) Annual Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of SCI or such later date as is permitted by Rule 12b- 25 if SCI files late in accordance with such Rule, (i) SCI's Annual Report on Form 10-K (or a report prepared on the same basis and containing substantially the same information if SCI is not required to file a Form 10-K) and (ii) consolidating and certified consolidated balance sheets of SCI and its Subsidiaries as at the close of such year, and the related consolidating and certified consolidated statements of income, cash flows and stockholders' equity of SCI and its Subsidiaries for such year, audited by Price Waterhouse or other independent public accountants selected by SCI and reasonably satisfactory to the Lender, in each case together with a report of such accountants stating that in the course of its regular audit of the financial statements of SCI, which audit was conducted in accordance with GAAP, such accountants obtained no knowledge of any Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such an Event of Default has occurred and is continuing, a statement as to the nature thereof.

                      (b) Quarterly Financial Statements. As soon as available, but in any event within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year of SCI or such later date as is permitted by Rule 12b-25 if SCI files late in accordance with such Rule, (i) SCI's Quarterly Report on Form 10-Q (or a report prepared on substantially the same basis and containing the same information if SCI is not required to file a Form 10-Q) and (ii) consolidated and consolidating balance sheets of SCI and its Subsidiaries at the end of such quarter, and the related statements of income, cash flow and stockholders' equity of SCI and its Subsidiaries for such quarter and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, all of which shall be certified on behalf of SCI by its chief financial officer as fairly presenting the consolidated financial condition and results of operations of SCI in accordance with GAAP (subject to normal year-end adjustments).

                      (c) Monthly Financial Statements. As soon as available, but in any event within 30 days after the end of each fiscal month of SCI, consolidated and consolidating balance sheets of SCI and its Subsidiaries at the end of such month, and related statements of income, cash flow and stockholders' equity of SCI and its Subsidiaries for such month and the portion of the fiscal year through the end of such month, in each case prepared on a basis consistent with the reports prepared by SCI prior to the Closing Date as delivered to the Lender prior thereto, all of which shall be certified on behalf of SCI by its chief financial officer as fairly presenting the consolidated financial condition and results of operations of SCI in accordance with GAAP (subject to normal year-end adjustments).

                      (d) Projections. As soon as available, but in any event within 30 days after the end of each fiscal year of SCI, projected consolidated and consolidating financial statements of SCI and its Subsidiaries, including balance sheets and related statements of income and cash flow on a quarterly basis for the following fiscal year of SCI and its Subsidiaries and on an annual basis for each fiscal year thereafter, until all amounts owed to the Lender hereunder or in connection herewith shall be paid in full, in each case prepared with the same level of detail as the reports prepared by SCI prior thereto and all such financial statements shall be based on assumptions, set forth therein, that the Borrowers deem reasonable and appropriate.

                      (e) Collateral. As soon as available, but in any event within 30 days after the end of each fiscal month, information regarding the Collateral in form and substance acceptable to the Lender, including, without limitation, (i) an analysis of the amount and aging of the Borrowers' receivables, (ii) an analysis of the value, location and respective types of the Borrowers' inventory, (iii) a fixed asset schedule and (iv) such other information as the Lender may request. No obligor shall maintain at any Off-Site Location any Collateral which when aggregated with any other Collateral held at any other Off-Site Location shall exceed in aggregate value $100,000.

                      (f) Compliance Certificate. Together with each delivery of financial statements pursuant to Sections 6.1(a) and 6.1(b), a certified statement by the chief financial officer of SCI (a "Compliance Certificate"), which certificate shall set forth (i) that such officer has reviewed or caused to be reviewed under his supervision the terms of this Credit Agreement, the Note and the other Credit Documents and has made, or caused to be made under his supervision, a review in detail of the transactions and condition of SCI and its Subsidiaries during the accounting period covered by such financial statements, (ii) that there is no Event of Default, or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, and (iii) the information, including detailed calculations, required to establish whether SCI and its Subsidiaries were in compliance with the financial covenants set forth in Article 8 of this Credit Agreement for the period covered by such financial statements.

                      (g) Transfer Price. Any Transfer Price shall be calculated on an arm's-length basis and at all times on terms at least as favorable to any Borrower as to any non-affiliated third party and be properly and fully disclosed in the consolidating financial statements of SCI and its Subsidiaries and, if different, the financial statements of the Persons involved. The Lender may at any time during the term of this Agreement request any information regarding the Transfer Pricing of SCI and any Subsidiary.

                      (h) Additional Information. From time to time, such further information regarding the business affairs, assets and financial condition of each Borrower and its respective Subsidiaries as the Lender may reasonably request.

         6.2. Corporate Existence, etc. Preserve and maintain, and cause each of its material Subsidiaries to preserve and maintain, its corporate existence and its current yearly accounting cycle, and shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, in full force and effect all material licenses, bonds, franchises, leases, trademarks, patents, agreements, contracts and other rights necessary to the profitable conduct of its business, shall continue in, and limit its operations to, the same general lines of business as those presently conducted by it or closely related to such lines of business.

         6.3. Notice to the Lender. As soon as possible, and in any event within five days after any Borrower learns of the following, give written notice to the Lender of (i) any proceeding instituted by or against any Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) which, if decided adversely, could be expected to have, in the aggregate, a Material Adverse Effect, (ii) the occurrence of any Material Adverse Change and (iii) the occurrence of any Event of Default (or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default), together with a statement of the action which the Borrowers have taken or propose to take with respect thereto.

         6.4. Compliance with Laws. Comply, and cause each of its Subsidiaries to comply,with all applicable laws, rules, regulations and orders of any federal, state, local or foreign governmental authority, except where the failure to so comply could not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

         6.5. Compliance with Environmental, Safety and Health Regulations. Comply and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and occupational safety or health laws, regulations, requirements or permits, other than situations where non-compliance could not be expected to have, in the aggregate, a Material Adverse Effect; provided, however, that nothing contained in this Section 6.5 shall prevent any Borrower or any of their respective subsidiaries from contesting, in good faith by appropriate legal proceedings, any such law, regulation or interpretation or application thereof; and provided, further, that each Borrower shall comply and shall cause its respective Subsidiaries to comply with the order of any court or other governmental body or authority relating to such laws unless such Borrower or its Subsidiaries shall currently be prosecuting an appeal or proceeding for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceeding for review. Each Borrower shall obtain and renew and shall cause each of its Subsidiaries to obtain and renew all material permits, approvals, identification number, license or other authorization required under any Environmental Law that relate to its operations and properties. If any Borrower or any of their respective Subsidiaries shall receive notice (a) that any violation of any Environmental Law or occupational safety or health law, regulation, requirement or permit may have been committed or is about to be committed by any Borrower or any of their respective Subsidiaries, (b) that any administrative or judicial complaint or order has been filed or is about to be filed against any Borrower or any of their respective Subsidiaries alleging violations of any Environmental Law or occupational safety or health laws, regulations, requirements or permits, or requiring any Borrower or any of their respective Subsidiaries to take any action in connection with the release of toxic or hazardous substances into the environment or (c) from a federal, state, local or foreign governmental agency or private party alleging that any Borrower or any of their respective Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby in each case which could be expected to have, in the aggregate, a Material Adverse Effect, such Borrower shall provide or shall cause its Subsidiary to provide the Lender with a copy of such notice within fifteen days after receipt thereof. Within fifteen days after any Borrower or any of their respective Subsidiaries learns of the enactment or promulgation of any Environmental Law which could be expected to result in any Material Adverse Effect or any Material Adverse Change, it shall provide the Lender with notice thereof.

         6.6. ERISA. (a) Furnish to the Lender promptly upon (and, in any event, within 10 Business Days after) any Borrower or any of their respective Subsidiaries' or Affiliates' knowing or having reason to know of the occurrence of any (i) Termination Event, other than as disclosed on Schedule
5.14 hereof, or (ii) "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, which in the case of all such events described in clause (i) or (ii) could be expected to have, in the aggregate, a Material Adverse Effect, a certificate of the chief financial officer of such Borrower specifying the nature thereof, what action the Borrowers or their respective ERISA Affiliates have taken, are required to take, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto.

                      (b) Furnish to the Lender as soon as possible (i) copies of all notices received by any Borrower or any of their respective ERISA Affiliates of PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (ii) upon the request of the Lender the complete annual report (Form 5500 Series) filed by such Borrower or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (iii) upon the request of the Lender, the most recent actuarial valuation report for each Pension Plan; and (iv) copies of all notices received by any Borrower or any of their respective ERISA Affiliates with respect to a Multiemployer Plan concerning the imposition or amount of withdrawal liability or any other matter pursuant to Subtitle E of Title IV of ERISA.

                      (c) Establish, maintain and operate, and cause each of its Subsidiaries to establish, maintain and operate all employee benefit plans to comply in all material respects with the provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereunder, other than to the extent the Borrowers are in good faith contesting by appropriate proceedings the validity or implication of any such provision, law, rule, regulation or interpretation.

         6.7. Maintenance of Corporate Books and Records. Maintain, and cause each of its Subsidiaries to maintain the Books and Records pertaining to its business and the Collateral in such detail, form and scope as is consistent in all material respects with current practice and GAAP. Each Borrower agrees that the Lender and/or its agents may enter upon its or its respective Subsidiaries' premises at any time and from time to time during normal business hours (and, if there is no Event of Default continuing, upon reasonable notice) for the purpose of (i) inspecting such Borrower's or such Subsidiaries' business or the Collateral and any and all records pertaining thereto, (ii) making copies of and abstracts from the records and books of account of such Borrower and such Subsidiaries and (iii) discussing the affairs, finances and accounts of such Borrower and such Sub sidiaries with any of their officers or directors and, if the Lender reasonably determines that discussions with such officers and directors have failed to satisfy the inquiries of the Lender, and the Borrowers have not remedied such failure within ten days after delivery of notice of such failure, with their independent public accountants.

         6.8. Listing of Common Stock. Take all such action as may be necessary to insure that the common stock of SCI, par value $.01 per share, is listed on any national securities exchange or eligible for trading on the National Association of Securities Dealers, Inc. Automated Quotation Systems (or any other quotation system operated by a national securities association).

         6.9. Maintenance of Properties.   Maintain and preserve, and cause
each of its Subsidiaries to maintain and preserve, all of its material properties and equipment that are necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         6.10. Insurance. Maintain and cause each of its Subsidiaries to maintain insurance on its property under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are customarily covered under similar circumstances by similarly situated corporations. All such policies shall be made payable to the Lender as an additional insured and loss payee, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Lender may reasonably require to protect the Lender's interests in such Collateral and to any payments to be made under such policies. True copies of all original insurance policies are to be delivered to the Lender, premiums prepaid, with the loss payable endorsement in the Lender's favor to the extent of its interest, and shall provide for not less than thirty days' prior written notice to the Lender of the exercise of any right of cancellation. At any Borrower's request, or if any Borrower fails to maintain such insurance, the Lender may arrange for (in either case at the Borrowers' cost and expense and without any responsibility on the Lender's part therefor) obtaining the insurance or determining the solvency of the insurance companies, or the adequacy of the coverage or the collection of claims. Upon the occurrence of any Event of Default, unless the Lender shall otherwise agree with the Borrowers in writing, the Lender shall have the sole right, in the name of the Lender or any Borrower, to file claims under any insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         6.11. Taxes. Pay and discharge, or cause to be paid and discharged, promptly when due, (i) all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed against SCI, any of its Subsidiaries, any of their respective income or profits, the Collateral, any of SCI's other property or any property of its Subsidiaries, and (ii) all lawful claims for taxes in excess of $100,000 in the aggregate that, if unpaid, might by law become a Lien upon the Collateral, SCI's other property or any of its Subsidiaries' property, other than taxes or claims that are being diligently contested in good faith by SCI or any of its Subsidiaries by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained by such Borrower or such Subsidiary in accordance with GAAP. If any taxes remain unpaid after the date fixed for the payment thereof, or if any lien other than a Permitted Encumbrance shall be claimed therefor, then, without notice to the applicable Borrower, but on such Borrower's behalf, the Lender may pay such taxes, and the amount thereof shall be included in the Obligations.

         6.12. Use of Loan Proceeds. Use the proceeds of the Loans to fund a portion of the Borrowers', and in accordance with Section 7.6 the Foreign Subsidiaries', Capital Expenditures, working capital and letter of credit requirements, to refinance certain existing Debt and to pay fees and expenses in connection with the negotiation, drafting and execution of the Credit Agreement, the other Credit Documents and the transactions contemplated hereby or thereby, and for general corporate purposes.

         6.13. Performance Under Credit Documents. Comply with all the terms and provisions of the Credit Documents to which it is a party.

         6.14. Compliance with Terms of Leaseholds. Make all payments and otherwise perform all material obligations in respect of all material leases of real property, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled (in each case without first obtaining a replacement on comparable terms), notify the Lender of any default or any threatened revocation or non-renewal by any party with respect to such leases and cooperate with the Lender in all respects to cure any such default, and cause each of its Subsidiaries to do so.

         6.15. Performance of Material Contracts. Perform and observe in all material respects all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material

Contract in full force and effect, enforce each such Material Contract in accordance with its terms, notify the Lender of any default under, or any threatened revocation or non-renewal of, any Material Contract, take all such action to such end as may be from time to time requested by the Lender and, upon request of the Lender, make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Borrower is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

         6.16. Additional Security. (a) Upon the occurrence of any Event of Default, at the expense of the Borrowers, grant, and cause each of its Subsidiaries to grant, to the Lender security interests in such assets and properties (personal and real, tangible and intangible) of such Borrowers or such Subsidiaries as the Lender may request, and take, and cause each such Subsidiary to take, all actions requested by the Lender (including without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices, the endorsement of notices on title documents and the obtaining of mortgagee title insurance policies and title surveys) in connection with the granting of such security interests. Such security interests shall be granted pursuant to the Pledge and Security Agreement and additional documentation satisfactory in form and substance to the Lender (such additional documentation, the "Additional Security Documents") and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other liens (except such Liens as are permitted by Section 7.1). The Additional Security Documents and other instruments related thereto and to the Pledge and Security Agreement shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Lender, required to be granted pursuant to the Pledge and Security Agreement and the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid by the Borrowers in full.

                      (b) Make, execute, endorse, acknowledge, file and/or deliver to the Lender, and cause each of its Subsidiaries to make, execute, endorse, acknowledge, file and/or deliver to the Lender, from time to time and at its or its Subsidiaries' sole cost and expense, such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Collateral Documents or Additional Security Documents as the Lender may require. Furthermore, at the time of the execution and delivery of the Additional Security Documents, the Borrowers shall cause to be delivered to the Lender such opinions of counsel, title insurance, surveys and other related documents as may be requested by the Lender to assure itself that this Section 6.16 has been complied with.

                      (c)      Complete each action required by this
Section 6.16 within ten Business Days after the Lender requests that any Borrower take such action, provided that the Additional Security Documents shall be completed as soon as possible but in no event later than 30 days after the Lender requests that such Borrower take such action.

         6.17. Further Assurances. At its own cost and expense, execute and deliver to the Lender all such further documents and instruments, and do all such other acts and things as may be reasonably required to enable the Lender to exercise and enforce its rights hereunder and under the other Credit Documents, including, without limitation, directing the relevant parties to make payments in accordance with the terms of the Lockbox Agreement.

ARTICLE 7.  NEGATIVE COVENANTS.

         Until termination of this Credit Agreement and payment and satisfaction in full of all Obligations due hereunder, the Borrowers on their own behalf and where applicable on behalf of their respective Subsidiaries, jointly and severally covenant and agree that, unless the Lender shall have otherwise consented in writing, no Borrower will nor will it permit any Subsidiary to:

         7.1. No Encumbrances. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of their respective properties or assets of any character, whether now owned or hereafter acquired, including, without limitation, any capital stock or other equity interest owned by any such Borrower or Subsidiary, except for Permitted Encumbrances and the Liens granted under or pursuant to the Collateral Documents.

         7.2. No Indebtedness. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than Permitted Indebtedness.

         7.3. No Transfer of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except (i) sales of assets in the ordinary course of its business; (ii) sales of assets to Persons other than any Borrower or Foreign Subsidiary for cash or other fair value in an aggregate amount not to exceed $500,000 in any year; (iii) sales of assets to any Borrower for cash or other fair value; (iv) sales of assets to any Foreign Subsidiary in the ordinary course of business for cash and fair value determined on an arm's length basis in an aggregate amount not to exceed $250,000 in any year; and (v) dispositions for cash and fair value of obsolete equipment and of excess or worn out equipment (e.g., equipment that is no longer used in the conduct of such Borrower's or Foreign Subsidiary's business).

         7.4. No Change in Corporate Structure, etc. Merge, consolidate or otherwise alter or modify its corporate capital structure, status or existence, make any material change in the nature of its business as carried on at the date hereof, create any Subsidiary, enter into any partnership, joint venture (except as specifically provided in Section 7.6) or sale-leaseback transaction, purchase or otherwise acquire any part of the property or assets (other than purchases or acquisition of inventory, material and equipment in the ordinary course of business) of any Person or enter into or engage in any operation or activity materially different from that presently being conducted by it, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that the Foreign Subsidiaries and their respective Subsidiaries may merge with each other and the Borrowers may merge with each other. Without prior notice to the Lender and without taking such other steps as may be necessary or desirable to continue or to create first priority perfected security interests in favor of the Lender, no Borrower or Foreign

Subsidiary may alter or modify its name, mailing address or principal place of business or permit any of its Subsidiaries to do so.

         7.5. No Dividends, etc. for Subsidiaries Declare or make or permit any of its Subsidiaries to declare or make any dividend payment or other distribution of assets, properties, cash, warrants, rights, options, obligations or securities on account of any shares of any class of its or its Subsidiary's capital stock (other than pursuant to and in consummation of a common stock split or a common stock dividend), or purchase, redeem, retire or otherwise acquire for value any shares of any class of its or its Subsidiary's capital stock or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that

                      (a) the provisions of this Section shall not apply to any dividend payment or distribution to any Borrower from any other Borrower or Foreign Subsidiary; and

                      (b) SCI may declare and pay cash dividends, subject to the satisfaction of each of the following conditions on the date of such dividend payments and after giving effect thereto:


                               (i) no Event of Default (or event which, with
                      the giving of notice or the passage of time or both, would constitute an Event of Default) shall have occurred and be continuing;

                               (ii) the aggregate amount of dividend payments
                      by SCI in any fiscal year shall not exceed an amount equal to 50% of the consolidated net income of SCI and its Subsidiaries in such year in excess of $4,000,000; and

                               (iii) SCI shall have delivered to the Lender,
                      at least five Business Days (but not more than twenty Business Days) prior to the date of the proposed dividend payment, a certificate of the chief financial officer of SCI setting forth computations in reasonable detail demonstrating satisfaction of the foregoing condition as at the date of such certificate.

         7.6. No Loans or Investments. Make or permit any of its Subsidiaries to make, any Investment in any Person, other than (i) Permitted Cash Investments, (ii) loans to such Borrower's and its Subsidiaries' employees of up to $250,000 outstanding at any time for each employee for travel and other expenses and relocation expenses (including home mortgage financing for relocated employees), (iii) Investments in any Borrower, (iv) Investments in the Foreign Subsidiaries by SCI or SCI Automotive in the ordinary course of business, which Investments shall not exceed at any time the sum of the net proceeds of the Secondary Stock Offering plus $1,000,000, and (v) Investments by the Borrowers in joint ventures of up to $500,000 at any time.

         7.7. No Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any of its Affiliates, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Foreign Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or Foreign Subsidiary than it would obtain in a comparable arm's-length transaction with an unaffiliated Person, or permit any of its Subsidiaries to do any of the foregoing, except that the provision of this Section shall not apply to (i) transactions among the Borrowers or (ii) transactions between any Borrower and any Foreign Subsidiary on terms equal to, or more favorable than, those such Borrower would obtain in a comparable arm's-length transaction with an unaffiliated Person.

         7.8.  [Intentionally Blank.]

         7.9. No Charter Amendments. Amend or restate, or permit any of its Subsidiaries to amend or restate, its certificate of incorporation or bylaws if such amendment could be expected to have a Material Adverse Effect.

         7.10. No Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices that would be expected to have a Material Adverse Effect, except as required by GAAP.

         7.11. No Payments of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, or permit any of its Subsidiaries to do any of the foregoing other than (i) the prepayment of the Loans in accordance with the terms of this Credit Agreement,
(ii) the prepayment of Existing Debt with all of the proceeds of Refinancing Existing Debt including as permitted in clause (c) of the definition of Permitted Indebtedness at any time during which there is no Event of Default, and (iii) payments of less than $100,000 per annum.

         7.12. No Amendment of Material Contracts. Amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract, in each case which would have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing. No Borrower will cancel, terminate or breach any Material Contract or consent to or accept any cancellation or termination thereof, or permit any of its Subsidiaries to do any of the foregoing.

         7.13. No Equity Issuance. Make or effect any Equity Issuance, except that the provisions of this Section shall not apply to any Equity Issuance (i) by SCI, (ii) by any Borrower to any other Borrower or (iii) by any Foreign Subsidiary.

         7.14. ERISA.  Directly or indirectly:

                      (a) engage in any transaction, or permit any of its ERISA Affiliates to engage in any transaction, in connection with which any Borrower could be subject to either a tax imposed by Section 4975(a) of the Code or the corresponding civil penalty assessed pursuant to Section 502(i) of ERISA, which penalties and taxes for all such transactions could be expected to have, in the aggregate, a Material Adverse Effect;

                      (b) permit to exist, or permit any of its ERISA Affiliates to permit to exist, any accumulated funding deficiency, for which a waiver has not been obtained from the Internal Revenue Service, with respect to any Pension Plan;

                      (c) permit to exist, or permit any of its ERISA Affiliates to permit to exist, any failure to make contributions or any unfunded benefits liability which creates, or with the passage of time would create, a statutory lien or requirement to provide security under ERISA or the Code in favor of the PBGC or any Pension Plan, Multiemployer Plan or other entity;

                      (d) permit, or permit any of its ERISA Affiliates to permit, the sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No. 87) under all Pension Plans (excluding each Pension Plan with an amount of unfunded benefit liabilities of zero or less) to exceed $500,000;

                      (e) fail to make any payment, or permit any of its ERISA Affiliates to fail to make any payment, to any Multiemployer Plan that it or any if its ERISA Affiliates may be required to make under such Multiemployer Plan, any agreement relating to such Multiemployer Plan, or any law pertaining thereto that could reasonably be expected to have, in the aggregate, a Material Adverse Effect; or

                      (f) withdraw, or permit any of its ERISA Affiliates to withdraw, from any Multiemployer Plan where such withdrawal is likely to result in any liability which could be expected to have, in the aggregate, a Material Adverse Effect.

ARTICLE 8.  FINANCIAL COVENANTS.

         Until termination of this Credit Agreement and payment and satisfaction in full of all Obligations due hereunder, the Borrowers on their own behalf and where applicable on behalf of their respective Subsidiaries jointly and severally covenant and agree that, unless the Lender shall have otherwise consented in writing:

         8.1. Tangible Net Worth. SCI shall maintain its Tangible Net Worth determined as of the last day of each calendar month, in an amount not less than the amount set forth for such month below:


Month End ($000)         1996            1997          1998       1999
April                     n.a.          30,000        34,000      38,000
May                       n.a.          30,300        34,400      38,500
June                      n.a.          30,500        34,800      39,000
July                      n.a.          30,700        35,200      40,000
August                    n.a.          31,000        35,600      40,500
September                 n.a.          31,400        36,000      40,700
October                   n.a.          31,600        36,400      40,900
November                  n.a.          32,000        36,800      41,100
December                  n.a.          32,600        37,200      41,300
January                   n.a.          32,900        37,400      41,500
February                  n.a.          33,500        37,400      41,700
March                   30,000          33,700        37,400      41,900

         8.2. Current Ratio. SCI shall maintain its ratio of Current Assets to Current Liabilities determined as of the end of each calendar month, in an amount not less than the ratio set forth for such month below:


Month End         1996        1997       1998       1999
April              n.a.       1.50       1.50       1.50
May                n.a.       1.50       1.50       1.50
June               n.a.       1.50       1.50       1.50
July               n.a.       1.50       1.50       1.50
August             n.a.       1.50       1.50       1.50
September          n.a.       1.50       1.50       1.50
October            n.a.       1.50       1.50       1.50
November           n.a.       1.50       1.50       1.50
December           n.a.       1.50       1.50       1.50
January            n.a.       1.50       1.50       1.50
February           n.a.       1.50       1.50       1.50
March              1.50       1.50       1.50       1.50

         8.3. Interest Coverage Ratio. SCI shall maintain its Interest Coverage Ratio, determined as of the last day of each calendar month for the rolling twelve-month period then ending, in an amount not less than the ratio set forth for such month below:


Month End              1996           1997           1998           1999
April                   n.a.          5.00           6.50           7.00
May                     n.a.          5.25           6.50           7.00
June                    n.a.          5.25           6.50           7.00
July                    n.a.          5.50           6.75           7.00
August                  n.a.          5.50           6.75           8.00
September               n.a.          5.75           6.75           8.00
October                 n.a.          5.75           7.00           8.00
November                n.a.          6.00           7.00           8.00
December                n.a.          6.25           7.00           8.00
January                 n.a.          6.25           7.00           8.00
February                n.a.          6.50           7.00           8.00
March                   5.00          6.50           7.00           8.00

         8.4. Leverage Ratio. SCI shall maintain its Leverage Ratio determined as of the last day of each calendar month, in an amount not less than the ratio set forth for such month below:


Month End              1996            1997            1998           1999
April                   n.a.           1.60            1.35           1.30
May                     n.a.           1.60            1.35           1.30
June                    n.a.           1.55            1.35           1.25
July                    n.a.           1.55            1.35           1.25
August                  n.a.           1.50            1.35           1.20
September               n.a.           1.50            1.35           1.20
October                 n.a.           1.45            1.30           1.15
November                n.a.           1.45            1.30           1.15
December                n.a.           1.40            1.30           1.15
January                 n.a.           1.40            1.30           1.15
February                n.a.           1.35            1.30           1.15
March                   1.60           1.35            1.30           1.15

         8.5. Fixed Charge Coverage Ratio. SCI shall maintain its Fixed Charge Coverage Ratio determined as of the last day of each calendar month for the rolling twelve-month period then ending, in an amount not less than the ratio set forth for such month below:


Month End            1996         1997          1998          1999
April                 n.a.        2.75          2.75          2.75
May                   n.a.        2.75          2.75          2.75
June                  n.a.        2.75          2.75          2.75
July                  n.a.        2.75          2.75          2.75
August                n.a.        2.75          2.75          2.75
September             n.a.        2.75          2.75          2.75
October               n.a.        2.75          2.75          2.75
November              n.a.        2.75          2.75          2.75
December              n.a.        2.75          2.75          2.75
January               n.a.        2.75          2.75          2.75
February              n.a.        2.75          2.75          2.75
March                 2.50        2.75          2.75          2.75

         8.6. Consolidated Minimum EBITDA. SCI shall maintain EBITDA determined as of the last day of each calendar month for the rolling twelve-month period then ending, in an amount not less than the amount set forth for such month below:


Month End ($000)          1996           1997            1998        1999
April                     n.a.          7,500           9,000       9,500
May                       n.a.          7,500           9,000       9,500
June                      n.a.          7,500           9,000       9,500
July                      n.a.          7,500           9,000       9,500
August                    n.a.          7,500           9,000       9,500
September                 n.a.          7,500           9,000       9,500
October                   n.a.          8,000           9,500       10,000
November                  n.a.          8,000           9,500       10,000
December                  n.a.          8,000           9,500       10,000
January                   n.a.          8,500           9,500       10,000
February                  n.a.          8,500           9,500       10,000
March                    7,500          9,000           9,500       10,000

         8.7. Consolidated Minimum U.S. EBITDA. The consolidated Borrowers (but excluding the Foreign Subsidiaries) shall maintain EBITDA determined (prior to the inclusion of corporate charges) as of the last day of each calendar month for the rolling twelve-month period then ending, in an amount not less than the amount set forth for such month below:


Month End ($000)         1996           1997           1998         1999
April                    n.a.           7,500          9,000       9,500
May                      n.a.           7,500          9,000       9,500
June                     n.a.           7,500          9,000       9,500
July                     n.a.           7,500          9,000       9,500
August                   n.a.           7,500          9,000       9,500
September                n.a.           7,500          9,000       9,500
October                  n.a.           8,000          9,500       10,000
November                 n.a.           8,000          9,500       10,000
December                 n.a.           8,000          9,500       10,000
January                  n.a.           8,500          9,500       10,000
February                 n.a.           8,500          9,500       10,000
March                   7,500           9,000          9,500       10,000


         8.8. Capital Expenditures. The Borrowers and the Foreign Subsidiaries will not permit their aggregate Capital Expenditures in any fiscal year specified below to be more than the amounts set forth opposite such fiscal year:

                  Fiscal Year                        Amount
                  -----------                        ------
                  1997                               $  4,000,000
                  1998                               $  3,000,000
                  1999                               $  2,000,000

providing, that each such amount shall for the purposes of this Section 8.8 exclude the costs set forth in clause (b) of the definition of "Non-Financed Captial Expenditures."

         8.9. Minimum Cash. At all times the Borrowers shall maintain in the aggregate in all of their deposit accounts (other than payroll accounts) cash balances in excess of $2,500,000 or Permitted Cash Investments in such amount.

ARTICLE 9.  INTEREST, FEES AND EXPENSES.

         9.1. Interest on Loans. The Borrowers jointly and severally agree to pay interest at the Base Rate in respect of (i) the unpaid principal amount of each Loan from the date the proceeds thereof are made available to any Borrower until the maturity thereof (whether by acceleration or otherwise) and
(ii) the Reimbursement Obligations from the date of any drawings under a Letter of Credit. Such Base Rate shall be calculated based on a 360-day year for the actual number of days elapsed. Interest on the Loans shall be payable monthly in arrears on the first Business Day of each month, commencing with the month immediately following the Closing Date, and on the Maturity Date.

         9.2. Default Interest. Upon the occurrence of an Event of Default and at all times thereafter until all Events of Default shall have been cured or waived, interest shall be payable on demand at a rate per annum equal to the Base Rate plus 2.00%, on (i) the amount of principal under the Loans outstanding and, to the fullest extent permitted by law, the amount of any interest thereon, (ii) the Reimbursement Obligations and (iii) fees, expenses or other amounts payable hereunder, including any Expenses, that are outstanding. The rates hereunder shall be calculated based on a 360-day year for the actual number of days elapsed.

         9.3. Closing Fees. On the Closing Date, the Borrowers jointly and severally shall pay the Lender in immediately available funds an arrangement fee equal to $125,000 plus 0.5% per annum of the facility amount payable to the Lender from the date of the initial commitment (May 18, 1995) through the Closing Date.

         9.4. Facility Fee. The Borrowers jointly and severally shall pay the Lender a facility fee on the average daily unused portion of the Commitment from the date hereof until the Maturity Date at the rate of 1/2 of 1.00% per annum. Such fee shall be calculated based on a 360-day year for the actual number of days elapsed, and shall be payable monthly on the first Business Day of each month with respect to the prior month, and on the Maturity Date.

         9.5. Payment of Expenses. The Borrowers jointly and severally agree that they shall promptly pay or reimburse the Lender, as the case may be, for all Expenses as the same are incurred by the Lender, and that on the Maturity Date all Expenses then unpaid shall be paid in full.

         9.6. Gross-up of Interest. If, after the Closing Date, either (i) any change in or in the interpretation of any law or regulation is introduced or
(ii) the Lender or any banking or financial institution from whom the Lender borrows funds or obtains credit (a "Funding Bank"), complies with any future guideline or request from any central bank or other governmental authority or
(iii) a Funding Bank or the Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or the Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender in its sole direction to be material, and the result of any of the foregoing events described in clauses (i),(ii) or (iii) is an increase in the cost to the Lender of funding the Loan, then the Borrowers shall from time to time upon demand by the Lender, jointly and severally pay to the Lender additional amounts sufficient to indemnify the Lender against such increased cost. A certificate as to the amount of such increased cost shall be submitted to the Borrowers by the Lender and shall be final and conclusive and binding upon all parties hereto absent manifest error.

         9.7. Illegality. Notwithstanding any other provision of this Credit Agreement, if the introduction of any change in (or in the interpretation of) any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to perform its obligation hereunder, the obligation of the Lender to make Loans shall be suspended until the Lender shall notify the Borrowers that the circumstances causing such suspension no longer exist.

ARTICLE 10.  EVENTS OF DEFAULT.

         10.1. Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) failure of the Borrowers to pay any of the Obligations when payable or declared payable hereunder, whether at stated maturity, by acceleration or otherwise;

                  (b) (i) failure of any Borrower to perform, comply with or observe any agreement, term, covenant or agreement contained in Article 7 of this Credit Agreement; (ii) failure of any Borrower to perform, comply with or observe any term, covenant or agreement contained in this Credit Agreement (other than as in Sections 10.1(a) and 10.1(b)(i)) or in any other Credit Document and such failure shall continue unremedied for a period of ten Business Days; (iii) the failure of the Borrower to comply with Section 2.3.

                  (c) any representation or warranty made or deemed made by any Borrower hereunder or under any other Credit Document or under any document, instrument or certificate executed by any Borrower in favor of the Lender, shall prove to have been false or incorrect in any material respect when made;

                  (d) any provision of any Credit Document shall for any reason cease to be valid and binding on or enforceable against any Borrower, or the validity, binding effect or enforceability thereof shall be challenged or contested by any Person, or any of the Credit Documents shall be terminated, invalidated or set aside or in any way cease to give or provide to the Lender the benefit purported to be created hereby or thereby;

                  (e) any Borrower or any Subsidiary of any Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted under any federal, state or foreign law by or against any Borrower or any Subsidiary of any Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or compromise of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any part of its property, and in the case of any such proceeding instituted against any Borrower or Subsidiary, either such proceeding is not dismissed or stayed within 30 days of the date such proceeding is instituted or any of the actions sought in such proceeding shall occur; or any Borrower or any Subsidiary of any Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) the Borrowers and their Subsidiaries collectively suffer or sustain a Material Adverse Change, including, without limitation, the termination for any reason whatsoever of a Material Contract;

                  (g) if at any time the Major Agreement shall cease to exist or a default is declared thereunder (or is modified in a manner materially unfavorable to SCI Automotive) and at such time no other similar agreement has been entered into or annual purchase requirements for the supply by SCI Automotive of a similar or greater number of airbags exists;

                  (h) SCI and its consolidated Subsidiaries' independent public accountants shall refuse to deliver an unqualified opinion with respect to the financial statements required by this Credit Agreement;

                  (i) any one or more judgments or orders for the payment of money shall be rendered against any Borrower or any Subsidiary of any Borrower, which, either individually or in the aggregate for all of the Borrowers and all of their Subsidiaries, exceed $250,000, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or (ii) such judgment(s) or order(s) shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

                  (j) any non-monetary judgment or order shall be rendered against any Borrower or any Subsidiary of any Borrower that could be expected to have, in the aggregate, a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect and shall not have been vacated or discharged;

                  (k) any Collateral Document shall for any reason cease to create a valid and perfected first priority lien and security interest on any Collateral purported to be covered thereby having an aggregate book value in excess of $250,000 (subject to the Liens permitted under this Credit Agreement);

                  (l) Robert A. Zummo shall at any time for any reason cease to be the Chairman of the Board and the Chief Executive Officer of SCI;

                  (m) Valentec shall cease to be the largest beneficial shareholder of the outstanding common stock of SCI, par value $.01 per share, or shall cease to have the ability to nominate a majority of the Board of Directors of SCI;

                  (n) SCI shall cease to own directly or indirectly and control all of the voting power of the shares of capital stock of the other Borrowers and the Foreign Subsidiaries, or any of such stock becomes subject to any Lien (other than a Lien in favor of the Lender or any Permitted Encumbrance, provided, however, that Robert A. Zummo owns and is expected at all times to own directly one share in SCI Mexico;

                  (o) (i) any Borrower or Foreign Subsidiary shall default in the payment of principal of or interest on any Debt (other than the Obligations) having a principal amount greater than $100,000, individually or in the aggregate, beyond the period of grace, if any, provided in the instrument or agreement under which such Debt was created; or (ii) any Borrower or Foreign Subsidiary shall default in the observance or performance of any other agreement or condition relating to any such Debt or contained in any instrument or agreement relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity or which could be expected to have, in the aggregate, a Material Adverse Effect;

                  (p) any "reportable event" as described in Section 4043 of ERISA (excluding those events for which the requirement for notice has been waived by the PBGC), or any other event or condition which the Lender reasonably determines constitutes reasonable grounds under Section 4042 of ERISA for the termination of any Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Plan shall have occurred;

                  (q) a trustee shall be appointed by a United States District Court to administer any Pension Plan;

                  (r) the PBGC shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan;

                  (s) any Borrower or Foreign Subsidiary or any ERISA Affiliate of any Borrower or Foreign Subsidiary shall become liable to the PBGC or any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Pension Plan; or

                  (t) any Borrower or Foreign Subsidiary or any ERISA Affiliate of any Borrower or Foreign Subsidiary shall become liable to any Multiemployer Plan under Subtitle E of Title IV of ERISA.

         10.2. Acceleration of the Loans; Termination. Upon the occurrence and continuation of an Event of Default, the Lender may, without prejudice to any of its other rights under any Credit Document or applicable law: (a) declare all Obligations to be immediately due and payable, in which case all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, further notice or any other requirement or obligation, all of which are hereby expressly waived by each Borrower, and the Commitment shall automatically be terminated; (b) immediately terminate this Credit Agreement (other than those provisions which are stated to survive any such termination) and its commitment to make Loans and issue Letters of Credit hereunder and, thereafter, any Loans made and Letters of Credit issued by the Lender shall be at the Lender's sole discretion; and/or (c) demand that the Borrowers provide cover for the Letter of Credit Liabilities, and the Borrowers shall immediately provide such cover, by paying to the Lender immediately available funds in an amount equal to the then aggregate Available Amount of all Letters of Credit, which funds shall be held by the Lender in the Collateral Accounts (as defined in the Blocked Account Agreement) as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided; provided, however, that in the case of any of the Events of Default specified in Section 10.1(e) with respect to any Borrower or Foreign Subsidiary, then, automatically, without any notice to any Borrower or Foreign Subsidiary or any other act by the Lender, (i) the Commitment shall thereupon terminate; (ii) all Obligations shall immediately become due and payable without presentment, demand, protest, further notice or any other requirement or obligation, all of which are hereby expressly waived by each Borrower and Foreign Subsidiary; and (iii) the Borrowers immediately shall provide cover for the Letter of Credit Liabilities, as set forth above in this Section 10.2.

ARTICLE 11.  TERMINATION.

         Except as otherwise provided in Article 10 of this Credit Agreement, this Credit Agreement shall terminate and expire on the Maturity Date, at which time all Obligations, including, without limitation, the unpaid principal balance of the Loans, the accrued and unpaid interest thereon and all unpaid Expenses, shall be due and payable in full.

ARTICLE 12.  GUARANTIES

         12.1. Guarantees. The Guarantors hereby jointly and severally guarantee to the Lender and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and the Note and all other amounts from time to time owing to the Lender by any Borrower under this Credit Agreement and under the Note, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         12.2. Obligations Unconditional. The obligations of the Guarantors under Section 12.1 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any Borrower under this Credit Agreement, the Note or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Guaranty that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of this Credit Agreement or the Note or any other agreement or instrument referred to herein or therein shall be done or omitted;

                  (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Credit Agreement or the Note or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (d) any lien or security interest granted to, or in favor of, the Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against any of the Borrowers under this Credit Agreement or the Note or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         12.3. Reinstatement. The obligations of the Guarantors under this
Article 12 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Lender on demand for all costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment consisted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         12.4. Subrogation. Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy
Code) or otherwise by reason of any payment by it pursuant to the provisions of this Article 12 provided, that such waiver shall cease to be valid upon the payment in full of the Obligations hereunder; and further agrees with the Borrowers for the benefit of each of their respective creditors (including, without limitation, the Lender) that any such payment by it shall constitute a contribution of capital by such Guarantor to the Borrowers.

         12.5. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lender, the obligations of the Borrowers under this Agreement and the Note may be declared to be forthwith due and payable as provided in Article 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article
10) for purposes of Section 12.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of said Section 12.1.

         12.6. Continuing Guarantee. The guarantee in this Article 12 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

         12.7. Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 12.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under such
Section 12.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Lender or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. The obligations under this Article 12 of each Guarantor shall be in addition to its obligations as a Borrower under the other Articles of this Credit Agreement.

         12.8. Execution, Delivery and Performance of Guaranty. Each Guarantor represents and warrants that it has full right, power and authority to execute and deliver this Guaranty and to perform its obligations hereunder, and that this Guaranty has been duly executed and delivered by each Guarantor and is a valid and legally binding agreement of such Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution, delivery and performance by each Guarantor of this Guaranty, and the consummation of the transactions contemplated hereby, will not violate any provision of any agreement to which any Guarantor is a party, any court or administrative order, decree or ruling, or any applicable federal, state, foreign, or local law, statute or regulation.

         12.9. Representations and Warranties. Each Guarantor hereby represents and warrants for itself to the Lender (but without duplication) as to all matters contained in Article 5 herein, and in each other Credit Document, in each case insofar as they are applicable to such Guarantor or such Guarantor's properties, together with all related definitions and ancillary provisions, all of which are hereby incorporated into this Section
12.9 by reference as though specifically set forth in this Section and further represents and warrants that it has reviewed in full the terms and provisions of the Credit Agreement.

         12.10. Covenants. Each Guarantor agrees with the Lender that, until the Commitment has been terminated and all Obligations have been paid in full, such Guarantor will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement applicable to such Guarantor or its properties whether as "Borrower" or as a "Guarantor" hereunder.

         12.11. Collateral Document. This Guaranty is a Collateral Document delivered as security for the Obligations and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.


ARTICLE 13.  GENERAL PROVISIONS.

         13.1. Waiver of Due Diligence, Demand and Protest. The Borrowers and the Foreign Subsidiaries hereby waive due diligence, demand, presentment and protest and any notices thereof, including notice of nonpayment. No waiver of any Event of Default shall extend to any other or further Event of Default. No delay or omission of the Lender to exercise any right or remedy hereunder, whether before or after the occurrence of any Event of Default, shall impair any such right or remedy or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude the exercise by the Lender of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         13.2. Notices. Any notice or request hereunder shall be in writing and shall be given to the applicable parties at their addresses set forth on the signature pages hereof (or such other address as may be specified by such party in a notice) by registered or certified mail, return receipt requested, by overnight mail or by telecopy (confirmed by mail). Notices and requests shall be, in the case of those by mail or overnight mail, deemed to have been given five days after deposit in the mail, two days after deposit with the overnight mail carrier, and, in the case of a telecopy, when confirmed, except that notices to the Lender under Article 3 shall not be effective until received by the Lender.

         13.3. Assignments and Participations. No Borrower shall have the right to assign this Credit Agreement or any interest therein. The Lender may assign its rights and delegate its obligations under this Credit Agreement, in each case in full or in part, and further may assign or sell participations in all or any part of any Loans or Letters of Credit to another bank, financial institution or other entity, in which event (i) in the case of an assignment, upon written notice thereof by the Lender to the Borrowers, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have had if it were the Lender hereunder, and (ii) in the case of a participation, the participant shall not have any rights under this Credit Agreement or any other Credit Document (the participant's rights against the Lender in respect of such participation to be those set forth in the agreement executed by the Lender in favor of the participant relating thereto). The Lender may furnish any information concerning the Borrowers and the Foreign Subsidiaries in possession of the Lender from time to time to assignees and participants (including prospective assignees and participants), including, without limitation, the Borrowers' and the Foreign Subsidiaries' original and revised financial projections, an aging of their accounts receivable, any and all documentation relating to the Credit Documents and the results of the Lender's field examination of the Borrowers' and the Foreign Subsidiaries' operations, facilities, books and records.

         13.4.    Confidentiality:  Exchange of Information.

                  (a) The Lender agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any of the Borrowers and the Foreign Subsidiaries pursuant to this Agreement which is reasonably believed by the Lender to be confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent the Lender reasonably believes such disclosure to be required by statute, rule, regulation or judicial process, (ii) to counsel for the Lender, (iii) to bank examiners, auditors or accountants, (iv) to the extent it is compelled by order of the relevant court in connection with any litigation to which the Lender is a party, (v) to a subsidiary or affiliate of the Lender as provided in clause (b) below or (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) is subject to these same confidentiality requirements.

                  (b) The Borrowers hereby agree that the Lender may exchange with any of its affiliates any information concerning the Borrowers and the Subsidiaries, including, without limitation, information relating to the creditworthiness of the Borrowers and the Subsidiaries in the possession or control of the Lender or such affiliate, as the case may be, it being understood that any such affiliate shall be bound by the provision of clause
(a) above as if it were the Lender.

         13.5. Indemnification. The Borrowers shall and hereby do jointly and severally indemnify, defend and hold harmless the Lender and its affiliates and its and its affiliates' respective directors, officers, partners, agents, employees, representatives, counsel, other professionals and controlling persons (each, an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, deficiencies, judgments, costs and expenses of any kind (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel and other professionals) (collectively, "Losses") incurred by or asserted against any Indemnified Party (except to the extent that such Losses are finally determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's own gross negligence or willful misconduct) if such Losses relate to or arise out of or in connection with any suit, action, litigation, investigation, claim or proceeding, pending or threatened (regardless of whether the Lender is a party thereto), which in turn relates to or arises out of or in connection with (i) the Credit Documents or the transactions contemplated thereby, (ii) any actual or proposed use by the Borrowers and the Foreign Subsidiaries of the proceeds of the Loans, (iii) the Lender's entering into this Credit Agreement and the other Credit Documents, (iv) any Environmental Law, including without limitation, the assertion of any lien thereunder, with respect to the release, discharge or disposal of any Hazardous Material, the presence of any Hazardous Material affecting any owned or leased premises, whether or not the same originates or emerges from such owned or leased premises or any contiguous real estate, including any loss of value of such owned or leased premises as a result of the foregoing; and (v) the execution and delivery or transfer of or payment or refusal to pay by the Lender under any Letter of Credit. If and to the extent that the obligations of the Borrowers under this Section are unenforceable for any reason, the Borrowers jointly and severally agree to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law. The Borrowers' obligations under this Section 13.5 shall survive any termination of this Credit Agreement and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Credit Agreement.

         13.6. Integration; Amendments; Binding Effect. This Credit Agreement and the other Credit Documents (i) constitute the entire agreement between the Borrowers and the Foreign Subsidiaries and the Lender and (ii) supersede any prior agreements between the Borrowers and the Foreign Subsidiaries and the Lender. This Credit Agreement may be amended, modified or supplemented, and any provision thereof may be waived, only by a writing signed by the Borrowers and the Lender, and shall bind and benefit the Borrowers and the Lender and their respective permitted successors and assigns, subject, in the case of the Borrowers to the first sentence of Section 13.3.

         13.7. Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         13.8. Severability. In case any provision in or obligation under this Credit Agreement or the other Credit Documents shall be found or held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         13.9. Headings Descriptive. The headings of the several sections and subsections of this Credit Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         13.10. Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers and the Lender hereby agree that all agreements between them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Lender for the use, forbearance or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the highest lawful rate of interest permitted to be charged under applicable law. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents, at the time performance of such provision shall be due, shall exceed the highest lawful rate of interest permitted to be charged under applicable law, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the highest lawful rate of interest permitted to be charged under applicable law, and if from any such circumstance the Lender should ever receive anything of value deemed interest by applicable law which would exceed the highest lawful rate of interest permitted to be charged under such applicable law, such excessive interest shall be applied to the reduction of the principal amount of the Loans and the Reimbursement Obligations, and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance of the Obligations then outstanding hereunder and such other then-outstanding Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the Obligations and other indebtedness of the Borrowers to the Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the highest lawful rate of interest permitted to be charged under applicable law throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all other agreements between the Borrowers and the Lender.

         13.11. Right of Setoff. In addition to and not in limitation of all rights of offset under applicable law, the Lender and its affiliates, upon the occurrence of any Event of Default (and whether or not the Lender or any such affiliate has made any demand or the Obligations have matured), shall have the right and are hereby authorized at any time and from time to time to set off and otherwise apply to the payment of the Obligations any and all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Lender or any of its affiliates, including without limitation, any and all amounts in any account maintained with the Lender or any such affiliate by the Borrowers or any of their Subsidiaries.

         13.12. Waiver of Rights. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER HEREBY AGREES TO WAIVE, AND DOES HEREBY ABSOLUTELY
IRREVOCABLY WAIVE AND RELINQUISH THE BENEFIT AND ADVANTAGE OF ANY VALUATION, STAY, APPRAISEMENT, EXTENSION OR REDEMPTION LAWS NOW EXISTING OR WHICH MAY HEREAFTER EXIST, WHICH, BUT FOR THIS PROVISION, MIGHT BE APPLICABLE TO ANY SALE MADE UNDER OR PURSUANT TO THE JUDGMENT, ORDER OR DECREE OF ANY COURT, ON ANY

CLAIM FOR INTEREST ON THE NOTE. EACH BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS, THE LOANS OR THE ACTIONS OF THE LENDER OR THE BORROWERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         13.13. Governing Law. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT AND EACH OF THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         13.14. Venue; Service of Process. EACH BORROWER, BY EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT, HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITUATED IN NEW YORK COUNTY AND THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH BORROWER HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (A) ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (B) THE RIGHT TO INTERPOSE ANY NONCOMPULSORY SETOFF, COUNTERCLAIM OR CROSS-CLAIM. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT THE ADDRESS FOR IT SPECIFIED IN SECTION
13.2 HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWERS IN ANY OTHER JURISDICTION, SUBJECT IN EACH INSTANCE TO THE PROVISIONS HEREOF WITH RESPECT TO RIGHTS AND REMEDIES.

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date first set forth above.


                                            CITICORP USA, INC.


Address:                                    By:
153 East 53rd Street                           ------------------------------
New York, New York 10022                       Name:
                                               Title:

                                    SAFETY COMPONENTS
                                      INTERNATIONAL, INC.
                                      (as a Borrower)

Address:                            By:___________________________
3190 Pullman Street                 Name:    W. Hardy Myers
Costa Mesa,                         Title:   Chief Financial Officer
California 92626

                                    AUTOMOTIVE SAFETY COMPONENTS
                                      INTERNATIONAL, INC.
                                      (as a Borrower and as a Guarantor)

Address:                            By:___________________________
3190 Pullman Street                 Name:    W. Hardy Myers
Costa Mesa,                         Title:   Chief Financial Officer
California 92626

                                    GALION, INC.
                                      (as a Borrower and as a Guarantor)

Address:                            By:___________________________
515 North East Street               Name:    W. Hardy Myers
Galion, Ohio 44833                  Title:   Chief Financial Officer

                                    VALENTEC SYSTEMS, INC.
                                      (as a Borrower and as a Guarantor)

Address:                            By:___________________________
200 Valley Road                     Name:    W. Hardy Myers
Mt. Arlington,                      Title:   Chief Financial Officer
New Jersey 07856

                                                                EXHIBIT A


                             REVOLVING CREDIT NOTE
                             ---------------------

- --$10,000,000.00--                                         New York, New York
                                                           March  __, 1996


         FOR VALUE RECEIVED, the undersigned, SAFETY COMPONENTS INTERNATIONAL, INC.; AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL, INC.; GALION, INC.; and VALENTEC SYSTEMS, INC., (together with any successors, the "Borrowers"), hereby jointly, severally and unconditionally promise to pay on the Maturity Date, as defined in the Credit Agreement between the Borrowers and Citicorp USA, Inc., dated as of March __, 1996 (the "Credit Agreement"), to the order of CITICORP USA, INC. (together with any successor, the "Bank"), with offices located at 153 East 53rd Street, New York, New York 10022, in lawful money of the United States of America and in immediately available funds, an aggregate amount equal to the lesser of (a) TEN MILLION DOLLARS ($10,000,000.00) or (b) the aggregate unpaid principal amount of all Loans made under the Credit Agreement. The Borrowers further promise to pay interest in like money on the unpaid principal balance of, and, in certain cases, on the unpaid interest due on, this Note from time to time outstanding at the rate and times and computed in the manner provided in the Credit Agreement, but in no event in excess of the maximum rate of interest permitted under applicable law.

     All Loans made by the Bank pursuant to the Credit Agreement and all payments of the principal thereof shall be endorsed by the holder of this Note on the schedule annexed hereto (including any additional pages such holder may add to such schedule), which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, that the failure of the holder of this Note to insert any date or amount or other information on such schedule shall not in any manner affect the joint and several obligations of the Borrowers to repay any Loans in accordance with the terms of the Credit Agreement.

     This Note is the promissory note referred to in the Credit Agreement, is secured to the extent provided in the Credit Agreement and the other Credit Documents, and is entitled to the benefits thereof and of the guaranty contained in the Credit Agreement. The Borrowers shall make when due any and all payments and prepayments on this Note required under the Credit Agreement. Reference is herein made to the Credit Agreement for the rights of the holder to accelerate the unpaid balance hereof prior to maturity and all other obligations of the Borrowers.

     The Borrowers hereby waive diligence, demand, presentment, protest and notice of any kind, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

     Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Credit Agreement.

      This Note may not be changed, modified, or terminated orally, but only by an agreement in writing signed by the party to be charged.

     IN THE EVENT OF ANY LITIGATION WITH RESPECT TO THIS REVOLVING CREDIT NOTE, THE BORROWERS KNOWINGLY AND VOLUNTARILY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) THE RIGHT TO A TRIAL BY JURY AND THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE. THE BORROWERS HEREBY IRREVOCABLY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS REVOLVING CREDIT NOTE. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS AND SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE BORROWER AND INURE TO THE BENEFIT OF THE LENDER AND ITS SUCCESSORS AND ASSIGNS. If any item or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

     IN WITNESS WHEREOF, the Borrowers have executed and delivered this Note on the date first above written.


                                       SAFETY COMPONENTS INTERNATIONAL,
                                          INC.


                                       By:________________________________
                                       Name:      W. Hardy Myers
                                       Title:     Chief Financial Officer

                                       AUTOMOTIVE SAFETY COMPONENTS

                                         INTERNATIONAL, INC.


                                       By:________________________________
                                       Name:      W. Hardy Myers
                                       Title:     Chief Financial Officer

                                       GALION, INC.


                                       By:________________________________
                                       Name:      W. Hardy Myers
                                       Title:     Chief Financial Officer


                                       VALENTEC SYSTEMS, INC.



                                       By:________________________________
                                       Name:      W. Hardy Myers
                                       Title:     Chief Financial Officer

                                 Grid Schedule

         Attached to and made part of the Revolving Credit Note, dated March __, 1996, by SAFETY COMPONENTS INTERNATIONAL, INC.; AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL, INC.; GALION, INC.; and VALENTEC SYSTEMS, INC., to the order of CITICORP USA,INC., pursuant to the Credit Agreement, dated as of March __, 1996, between such parties.
- -----------------------------------------------------------------------------

           Principal       Amount          Unpaid          Name of
           Amount          Repaid or       Principal       Person Making
Date       Borrowed        Prepaid         Balance         Notation

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

                                                                EXHIBIT B

                              NOTICE OF BORROWING
                              -------------------


CITICORP USA, INC., as "Lender"
and a party to the Credit Agreement
referred to below

- -------------------------

- -------------------------                            [Date]


                  Attention: Mr. Stephen K. Goetschius

Gentlemen:

                  The undersigned, [Name of Borrower], refers to the Credit Agreement, dated as of March ___, 1996 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain other Borrowers and the Bank, and hereby gives you notice, irrevocably, pursuant to Section 3.1 of such Credit Agreement that the undersigned hereby requests a Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Loan (the "Proposed Borrowing") as required by Section 3.1(b) of the Credit Agreement:

                  (i) The Business Day of the Proposed Borrowing is __________ ___, 199__.

                  (ii) The aggregate amount of the Proposed Borrowing is $__________.

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (A) the representations and warranties contained in the Credit Agreement are true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date); and

                  (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  (C) [All of the conditions precedent in Section 2.1 of the Credit Agreement have been satisfied in full.]

                  (D) All of the conditions precedent in Section 2.2 of the Credit Agreement have been satisfied in full.



                                       Very truly yours,

                                       [NAME OF BORROWER]


                                       By: _______________________________
                                                Title:


                                      B-2